Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230469

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
7.00% Fixed Rate Senior Unsecured Notes due 2025	$75,000,000	$8,182.50

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement on Form F-3 (Registration No. 333-230469) filed by Scorpio Tankers Inc., effective March 22, 2019.

(2)	Calculated in accordance with Rule 457(r) and made in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 22, 2019)
$75,000,000
7.00% Fixed Rate Senior Unsecured Notes due 2025
_______________________
We have entered into a Note Distribution Agreement (the “Distribution Agreement”) with B. Riley Securities, Inc., as sales agent (the “Agent”), dated January 12, 2021, under which we may offer and sell, from time to time, up to $75,000,000 aggregate principal amount of our 7.00% Fixed Rate Senior Unsecured Notes due 2025 (the “Notes”), as described in this prospectus supplement and the accompanying prospectus. The Notes may be offered over a period of time, and from time to time, through the Agent, in accordance with the terms of the Distribution Agreement.
The Notes offered hereby are Additional Notes (as defined herein) issued under the Indenture (as defined herein) pursuant to which we previously issued $28.1 million aggregate principal amount of Notes on May 29, 2020 (the “Initial Notes”). The Notes will have the same terms as (other than date of issuance), form a single series of debt securities with and have the same CUSIP number and be fungible with, the Initial Notes immediately upon issuance, including for purposes of notices, consents, waivers, amendments and any other action permitted under the Indenture. Unless the context otherwise requires, references to the “Notes” will not include the Initial Notes.
Interest on the Notes will accrue at a rate of 7.00% per year from the most recent interest payment date immediately preceding the respective dates of issuance of the Notes from time to time, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), will not begin to accrue interest until the interest payment date immediately following such record date. Interest on the Notes is payable quarterly in arrears on the 30th day of March, June, September and December of each year, to holders of record of the Notes at the close of business on the 15th day of March, June, September and December, respectively, of each year (whether or not that date is a business day), immediately preceding such interest payment date. The Notes will mature on June 30, 2025.

We may redeem the Notes for cash, in whole or in part, at any time at our option (i) on or after June 30, 2022 and prior to June 30, 2023, at a redemption price equal to 102% of the principal amount to be redeemed, (ii) on or after June 30, 2023 and prior to June 30, 2024, at a redemption price equal to 101% of the principal amount to be redeemed, and (iii) on or after June 30, 2024 and prior to maturity, at a redemption price equal to 100% of the principal amount to be redeemed, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption, as described in “Description of Notes—Optional Redemption.” In addition, we may redeem the Notes, in whole, but not in part, at any time at our option prior to June 30, 2022, at a redemption price equal to 104% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, upon the occurrence of certain change of control events, as described under “Description of Notes—Optional Redemption Upon Change of Control.”
The Notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured and unsubordinated debt. The Notes will be effectively subordinated to our existing and future secured debt, to the extent of the value of the assets securing such debt, and will be structurally subordinated to all existing and future debt and other liabilities of our subsidiaries. The Notes will be issued in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.
The Initial Notes are, and the Notes (when issued) will be, listed on the New York Stock Exchange (the “NYSE”) under the symbol “SBBA.” On January 11, 2021, the last reported sale price per Note on the NYSE was $25.03. The Notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the Notes that is not reflected in the trading price.
Sales of the Notes, if any, under this prospectus supplement and accompanying prospectus may be made through the Agent in transactions involving an offering of the Notes into the existing trading market for the Initial Notes at other than a fixed price, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agent is not required to sell any specific number of the Notes, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution” for further information.
The Notes to which this prospectus supplement and the accompanying prospectus relate will be offered and sold through the Agent over a period of time and from time to time, as sales agent or principal. Under the Distribution Agreement, the Agent will be entitled to compensation equal to 2.5% of the gross proceeds from each sale of the Notes sold through it as our agent. In connection with the sale of the Notes on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. There is no arrangement to place proceeds of the offering in escrow, trust or similar arrangement.
_______________________
An investment in the Notes involves risk. Before you make an investment in the Notes, you should carefully consider the section entitled “Risk Factors” beginning on page S-17 of this prospectus supplement, and other risk factors contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
Delivery of the Notes in book-entry form only through the Depository Trust Company will be made on or about the second trading date following the date of purchase.
_______________________

B. Riley Securities
The date of this prospectus supplement is January 12, 2021.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

Page

ABOUT THIS PROSPECTUS	S-i
ENFORCEMENT OF CIVIL LIABILITIES	S-ii
PROSPECTUS SUMMARY	S-1
THE OFFERING	S-8
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA	S-11
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-14
RISK FACTORS	S-17
USE OF PROCEEDS	S-22
CAPITALIZATION	S-23
BUSINESS	S-25
MANAGEMENT	S-32
DESCRIPTION OF NOTES	S-36
DESCRIPTION OF OTHER INDEBTEDNESS	S-60
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-64
MARSHALL ISLANDS TAX CONSIDERATIONS	S-67
PLAN OF DISTRIBUTION	S-68
EXPENSES	S-70
LEGAL MATTERS	S-71
EXPERTS	S-71
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-72

BASE PROSPECTUS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	3
USE OF PROCEEDS	5
CAPITALIZATION	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	15
DESCRIPTION OF PURCHASE CONTRACTS	16
DESCRIPTION OF RIGHTS	17
DESCRIPTION OF UNITS	18
TAX CONSIDERATIONS	19
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	20
EXPENSES	21
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND ADDITIONAL INFORMATION	22

ABOUT THIS PROSPECTUS
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) using a shelf registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined; when we refer to the accompanying base prospectus, we are referring to the base prospectus; and when we refer to the prospectus supplement, we are referring to the prospectus supplement.
If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the Notes being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with additional information described under the heading, “Where You Can Find Additional Information” before investing in the Notes.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Agent has authorized anyone to provide you with information that is different. We and the Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, the Notes only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of the Notes.
We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus supplement, in U.S. dollars and in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). We have a fiscal year end of December 31.
Unless the context otherwise requires, when used in this prospectus supplement, the terms “Scorpio Tankers,” the “Company,” “we,” “our” and “us” refer to Scorpio Tankers Inc. and its subsidiaries. “Scorpio Tankers Inc.” refers only to Scorpio Tankers Inc. and not its subsidiaries. “Scorpio” refers to the Scorpio group of companies. Additionally, as used herein, “SLR2P” refers to the Scorpio LR2 Pool, “SLR1P” refers to the Scorpio LR1 Pool, “SMRP” refers to the Scorpio MR Pool, and “SHTP” refers to the Scorpio Handymax Tanker Pool, which are spot market-oriented tanker pools in which certain of our vessels operate. We refer to collectively to these pools as the “Scorpio Pools”, which are managed by companies that are members of the Scorpio group of companies. The financial information included or incorporated by reference in this prospectus represents our financial information and the operations of our subsidiaries. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.
S-i

ENFORCEMENT OF CIVIL LIABILITIES
We are a Marshall Islands company, and our principal executive office is located outside of the United States in Monaco, although we also have an office in New York. Some of our directors, officers and the experts named in this prospectus supplement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.
S-ii

PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. It may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus, any free writing prospectus that may be provided to you in connection with the offering of the Notes and the information incorporated by reference in this prospectus, including the sections entitled “Risk Factors” on page S-17 of this prospectus supplement; on page 2 of the accompanying base prospectus, and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 31, 2020, which is incorporated by reference into this prospectus.
Our Company
We provide seaborne transportation of refined petroleum products worldwide. As of January 8, 2021, we operate a fleet consisting of 135 wholly-owned, finance leased or bareboat chartered-in tankers (42 LR2, 12 LR1, 63 MR and 18 Handymax) with a weighted average age of approximately 5.1 years, which we refer to collectively as our Operating Fleet.
Our Operating Fleet
The following table sets forth certain information regarding our Operating Fleet as of January 8, 2021:
	Vessel Name	Year Built	DWT	Ice class	Employment	Vessel type	Scrubber
	Owned, sale leaseback and bareboat chartered-in vessels
1	STI Brixton	2014	38,734	1A	SHTP (1)	Handymax	N/A
2	STI Comandante	2014	38,734	1A	SHTP (1)	Handymax	N/A
3	STI Pimlico	2014	38,734	1A	SHTP (1)	Handymax	N/A
4	STI Hackney	2014	38,734	1A	SHTP (1)	Handymax	N/A
5	STI Acton	2014	38,734	1A	SHTP (1)	Handymax	N/A
6	STI Fulham	2014	38,734	1A	SHTP (1)	Handymax	N/A
7	STI Camden	2014	38,734	1A	SHTP (1)	Handymax	N/A
8	STI Battersea	2014	38,734	1A	SHTP (1)	Handymax	N/A
9	STI Wembley	2014	38,734	1A	SHTP (1)	Handymax	N/A
10	STI Finchley	2014	38,734	1A	SHTP (1)	Handymax	N/A
11	STI Clapham	2014	38,734	1A	SHTP (1)	Handymax	N/A
12	STI Poplar	2014	38,734	1A	SHTP (1)	Handymax	N/A
13	STI Hammersmith	2015	38,734	1A	SHTP (1)	Handymax	N/A
14	STI Rotherhithe	2015	38,734	1A	SHTP (1)	Handymax	N/A
15	STI Amber	2012	49,990	—	SMRP (2)	MR	Yes
16	STI Topaz	2012	49,990	—	SMRP (2)	MR	Yes
17	STI Ruby	2012	49,990	—	SMRP (2)	MR	Not Yet Installed
18	STI Garnet	2012	49,990	—	SMRP (2)	MR	Yes
19	STI Onyx	2012	49,990	—	SMRP (2)	MR	Yes

20	STI Fontvieille	2013	49,990	—	SMRP (2)	MR	Not Yet Installed
21	STI Ville	2013	49,990	—	SMRP (2)	MR	Not Yet Installed
22	STI Duchessa	2014	49,990	—	SMRP (2)	MR	Not Yet Installed
23	STI Opera	2014	49,990	—	SMRP (2)	MR	Not Yet Installed
24	STI Texas City	2014	49,990	—	SMRP (2)	MR	Yes
25	STI Meraux	2014	49,990	—	SMRP (2)	MR	Yes
26	STI San Antonio	2014	49,990	—	SMRP (2)	MR	Yes
27	STI Venere	2014	49,990	—	SMRP (2)	MR	Yes
28	STI Virtus	2014	49,990	—	SMRP (2)	MR	Yes
29	STI Aqua	2014	49,990	—	SMRP (2)	MR	Yes
30	STI Dama	2014	49,990	—	SMRP (2)	MR	Yes
31	STI Benicia	2014	49,990	—	SMRP (2)	MR	Yes
32	STI Regina	2014	49,990	—	SMRP (2)	MR	Yes
33	STI St. Charles	2014	49,990	—	SMRP (2)	MR	Yes
34	STI Mayfair	2014	49,990	—	SMRP (2)	MR	Yes
35	STI Yorkville	2014	49,990	—	SMRP (2)	MR	Yes
36	STI Milwaukee	2014	49,990	—	SMRP (2)	MR	Yes
37	STI Battery	2014	49,990	—	SMRP (2)	MR	Yes
38	STI Soho	2014	49,990	—	SMRP (2)	MR	Yes
39	STI Memphis	2014	49,990	—	SMRP (2)	MR	Yes
40	STI Tribeca	2015	49,990	—	SMRP (2)	MR	Yes
41	STI Gramercy	2015	49,990	—	SMRP (2)	MR	Yes
42	STI Bronx	2015	49,990	—	SMRP (2)	MR	Yes
43	STI Pontiac	2015	49,990	—	SMRP (2)	MR	Yes
44	STI Manhattan	2015	49,990	—	SMRP (2)	MR	Yes
45	STI Queens	2015	49,990	—	SMRP (2)	MR	Yes
46	STI Osceola	2015	49,990	—	SMRP (2)	MR	Yes
47	STI Notting Hill	2015	49,687	1B	SMRP (2)	MR	Yes
48	STI Seneca	2015	49,990	—	SMRP (2)	MR	Yes
49	STI Westminster	2015	49,687	1B	SMRP (2)	MR	Yes
50	STI Brooklyn	2015	49,990	—	SMRP (2)	MR	Yes
51	STI Black Hawk	2015	49,990	—	SMRP (2)	MR	Yes
52	STI Galata	2017	49,990	—	SMRP (2)	MR	Yes
53	STI Bosphorus	2017	49,990	—	SMRP (2)	MR	Not Yet Installed
54	STI Leblon	2017	49,990	—	SMRP (2)	MR	Yes
55	STI La Boca	2017	49,990	—	SMRP (2)	MR	Yes

56	STI San Telmo	2017	49,990	1B	SMRP (2)	MR	Not Yet Installed
57	STI Donald C Trauscht	2017	49,990	1B	SMRP (2)	MR	Not Yet Installed
58	STI Esles II	2018	49,990	1B	SMRP (2)	MR	Not Yet Installed
59	STI Jardins	2018	49,990	1B	SMRP (2)	MR	Not Yet Installed
60	STI Magic	2019	50,000	—	SMRP (2)	MR	Yes
61	STI Majestic	2019	50,000	—	SMRP (2)	MR	Yes
62	STI Mystery	2019	50,000	—	SMRP (2)	MR	Yes
63	STI Marvel	2019	50,000	—	SMRP (2)	MR	Yes
64	STI Magnetic	2019	50,000	—	SMRP (2)	MR	Yes
65	STI Millennia	2019	50,000	—	SMRP (2)	MR	Yes
66	STI Master	2019	50,000	—	SMRP (2)	MR	Yes
67	STI Mythic	2019	50,000	—	SMRP (2)	MR	Yes
68	STI Marshall	2019	50,000	—	SMRP (2)	MR	Yes
69	STI Modest	2019	50,000	—	SMRP (2)	MR	Yes
70	STI Maverick	2019	50,000	—	SMRP (2)	MR	Yes
71	STI Miracle	2020	50,000	—	SMRP (2)	MR	Yes
72	STI Maestro	2020	50,000	—	SMRP (2)	MR	Yes
73	STI Mighty	2020	50,000	—	SMRP (2)	MR	Yes
74	STI Maximus	2020	50,000	—	SMRP (2)	MR	Yes
75	STI Excel	2015	74,000	—	SLR1P (3)	LR1	Not Yet Installed
76	STI Excelsior	2016	74,000	—	SLR1P (3)	LR1	Not Yet Installed
77	STI Expedite	2016	74,000	—	SLR1P (3)	LR1	Not Yet Installed
78	STI Exceed	2016	74,000	—	SLR1P (3)	LR1	Not Yet Installed
79	STI Executive	2016	74,000	—	SLR1P (3)	LR1	Yes
80	STI Excellence	2016	74,000	—	SLR1P (3)	LR1	Yes
81	STI Experience	2016	74,000	—	SLR1P (3)	LR1	Not Yet Installed
82	STI Express	2016	74,000	—	SLR1P (3)	LR1	Yes
83	STI Precision	2016	74,000	—	SLR1P (3)	LR1	Yes
84	STI Prestige	2016	74,000	—	SLR1P (3)	LR1	Yes
85	STI Pride	2016	74,000	—	SLR1P (3)	LR1	Yes
86	STI Providence	2016	74,000	—	SLR1P (3)	LR1	Yes
87	STI Elysees	2014	109,999	—	SLR2P (4)	LR2	Yes
88	STI Madison	2014	109,999	—	SLR2P (4)	LR2	Yes
89	STI Park	2014	109,999	—	SLR2P (4)	LR2	Yes
90	STI Orchard	2014	109,999	—	SLR2P (4)	LR2	Yes
91	STI Sloane	2014	109,999	—	SLR2P (4)	LR2	Yes
92	STI Broadway	2014	109,999	—	SLR2P (4)	LR2	Yes

93	STI Condotti	2014	109,999	—	SLR2P (4)	LR2	Yes
94	STI Rose	2015	109,999	—	SLR2P (4)	LR2	Yes
95	STI Veneto	2015	109,999	—	SLR2P (4)	LR2	Yes
96	STI Alexis	2015	109,999	—	SLR2P (4)	LR2	Yes
97	STI Winnie	2015	109,999	—	SLR2P (4)	LR2	Yes
98	STI Oxford	2015	109,999	—	SLR2P (4)	LR2	Yes
99	STI Lauren	2015	109,999	—	SLR2P (4)	LR2	Yes
100	STI Connaught	2015	109,999	—	SLR2P (4)	LR2	Yes
101	STI Spiga	2015	109,999	—	SLR2P (4)	LR2	Yes
102	STI Savile Row	2015	109,999	—	SLR2P (4)	LR2	Yes
103	STI Kingsway	2015	109,999	—	SLR2P (4)	LR2	Yes
104	STI Carnaby	2015	109,999	—	SLR2P (4)	LR2	Yes
105	STI Solidarity	2015	109,999	—	SLR2P (4)	LR2	Yes
106	STI Lombard	2015	109,999	—	SLR2P (4)	LR2	Yes
107	STI Grace	2016	109,999	—	SLR2P (4)	LR2	Not Yet Installed
108	STI Jermyn	2016	109,999	—	SLR2P (4)	LR2	Yes
109	STI Sanctity	2016	109,999	—	SLR2P (4)	LR2	Yes
110	STI Solace	2016	109,999	—	SLR2P (4)	LR2	Yes
111	STI Stability	2016	109,999	—	SLR2P (4)	LR2	Yes
112	STI Steadfast	2016	109,999	—	SLR2P (4)	LR2	Yes
113	STI Supreme	2016	109,999	—	SLR2P (4)	LR2	Not Yet Installed
114	STI Symphony	2016	109,999	—	SLR2P (4)	LR2	Yes
115	STI Gallantry	2016	113,000	—	SLR2P (4)	LR2	Yes
116	STI Goal	2016	113,000	—	SLR2P (4)	LR2	Yes
117	STI Nautilus	2016	113,000	—	SLR2P (4)	LR2	Yes
118	STI Guard	2016	113,000	—	SLR2P (4)	LR2	Yes
119	STI Guide	2016	113,000	—	SLR2P (4)	LR2	Yes
120	STI Selatar	2017	109,999	—	SLR2P (4)	LR2	Yes
121	STI Rambla	2017	109,999	—	SLR2P (4)	LR2	Yes
122	STI Gauntlet	2017	113,000	—	SLR2P (4)	LR2	Yes
123	STI Gladiator	2017	113,000	—	SLR2P (4)	LR2	Yes
124	STI Gratitude	2017	113,000	—	SLR2P (4)	LR2	Yes
125	STI Lobelia	2019	110,000	—	SLR2P (4)	LR2	Yes
126	STI Lotus	2019	110,000	—	SLR2P (4)	LR2	Yes
127	STI Lily	2019	110,000	—	SLR2P (4)	LR2	Yes
128	STI Lavender	2019	110,000	—	SLR2P (4)	LR2	Yes
129	Sky	2007	37,847	1A	SHTP (1)	Handymax	N/A(5)
130	Steel	2008	37,847	1A	SHTP (1)	Handymax	N/A(5)
131	Stone I	2008	37,847	1A	SHTP (1)	Handymax	N/A(5)
132	Style	2008	37,847	1A	SHTP (1)	Handymax	N/A(5)
133	STI Beryl	2013	49,990	—	SMRP (2)	MR	Not Yet Installed(6)
134	STI Le Rocher	2013	49,990	—	SMRP (2)	MR	Not Yet Installed(6)
135	STI Larvotto	2013	49,990	—	SMRP (2)	MR	Not Yet Installed(6)

	Total owned, sale leaseback and bareboat chartered-in fleet DWT		9,374,548

(1)
This vessel operates in the Scorpio Handymax Tanker Pool, or SHTP. SHTP is a Scorpio Pool and is operated by Scorpio Commercial Management S.A.M. (SCM). SHTP and SCM are related parties to the Company.

(2)	This vessel operates in or is expected to operate in, the Scorpio MR Pool, or SMRP. SMRP is a Scorpio Pool and is operated by SCM. SMRP and SCM are related parties to the Company.
(3)	This vessel operates in the Scorpio LR1 Pool, or SLR1P. SLR1P is a Scorpio Pool and is operated by SCM. SLR1P and SCM are related parties to the Company.
(4)	This vessel operates in or is expected to operate in the Scorpio LR2 Pool, or SLR2P. SLR2P is a Scorpio Pool and is operated by SCM. SLR2P and SCM are related parties to the Company.
(5)
In March 2019, we entered into addendum no.2 to the bareboat charter-in agreement for this vessel, pursuant to which the bareboat charter was extended for two years until March 31, 2021 at a bareboat rate of $6,300 per day.

(6)
In April 2017, we sold and leased back this vessel, on a bareboat basis, for a period of up to eight years for $8,800 per day. The sales price was $29.0 million per vessel, and we have the option to purchase this vessel beginning at the end of the fifth year of the agreement through the end of the eighth year of the agreement, at market-based prices. Additionally, a deposit of $4.35 million per vessel was retained by the buyer and will either be applied to the purchase price of the vessel if a purchase option is exercised or refunded to us at the expiration of the agreement.

Our Chartering Strategy
Generally, we operate our vessels in commercial pools operated by related entities, on time charters or in the spot market. The overall mix of how our vessels are employed varies from time to time based on many factors including our view of future market conditions.
Commercial Pools
To increase vessel utilization and thereby revenues, we participate in commercial pools with other shipowners of similar modern, well-maintained vessels. By operating a large number of vessels as an integrated transportation system, commercial pools offer customers greater flexibility and a higher level of service while achieving scheduling efficiencies. Pools employ experienced commercial managers and operators who have close working relationships with customers and brokers, while technical management is performed by each shipowner. Pools negotiate charters with customers primarily in the spot market, but may also arrange time charter agreements. The size and scope of these pools enable them to enhance utilization rates for pool vessels by securing backhaul voyages and contracts of affreightment, or COAs, thus generating higher effective TCE revenues than otherwise might be obtainable in the spot market.
Time Charters
Time charters give us a fixed and stable cash flow for a known period of time. Time charters also mitigate in part the seasonality of the spot market business, which is generally weaker in the second and third quarters of the year. In the future, we may opportunistically look to enter our vessels into time charter contracts. We may also enter into time charter contracts with profit sharing agreements, which enable us to benefit if the spot market increases.
Spot Market
A spot market voyage charter is generally a contract to carry a specific cargo from a load port to a discharge port for an agreed freight per ton of cargo or a specified total amount. Under spot market voyage charters, we pay voyage expenses such as port, canal and bunker costs. Spot charter rates are volatile and fluctuate on a seasonal and year-to-year basis. Fluctuations derive from imbalances in the availability of cargoes for shipment and the number of vessels available at any given time to transport these cargoes. Vessels operating in the spot market generate revenue that is less predictable but may enable us to capture increased profit margins during periods of improvements in tanker rates. We also consider short-term time charters (with initial terms of less than one year) as spot market voyages.
Management of Our Fleet
Commercial and Technical Management
Our vessels are commercially managed by SCM and technically managed by SSM pursuant to the Revised Master Agreement (as defined in “Business—Management of our Fleet—Revised Master Agreement”), which may be terminated by either party upon 24 months’ notice, unless terminated earlier in accordance with the provisions of the Revised Master Agreement. In the event of the sale of one or more vessels, a notice period of three months and a payment equal to three months of management fees will apply, provided that the termination does not amount to a change in control, including a sale of all or substantially all of our vessels, in which case a payment equal to 24 months of management fees will apply. SCM and SSM are related parties of ours. We expect that additional vessels that we may acquire in the future will also be managed under the Revised Master Agreement or on substantially similar terms.
SCM’s services include securing employment, in the spot market and on time charters, for our vessels. SCM also manages the Scorpio Pools. When our vessels are operating in one of the Scorpio Pools, SCM, as the pool manager, charges fees of $300 per vessel per day with respect to our LR1 vessels, $250 per vessel per day with respect to our LR2 vessels, and $325 per vessel per day with respect to each of our Handymax and MR vessels, plus 1.50% commission on gross revenues per charter fixture. These are the same fees that SCM charges other vessel owners in these pools, including third-party owned vessels. For commercial management of our vessels that are not operating in any of the Scorpio Pools, we pay SCM a fee of $250 per vessel per day for each LR1 and LR2 vessel and $300 per vessel per day for each Handymax and MR vessel, plus 1.25% commission on gross revenues per charter fixture.
SSM’s services include day-to-day vessel operations, performing general maintenance, monitoring regulatory and classification society compliance, customer vetting procedures, supervising the maintenance and general efficiency of vessels, arranging the hiring of qualified officers and crew, arranging and supervising drydocking and repairs, purchasing supplies, spare parts and new equipment for vessels, appointing supervisors and technical consultants and providing technical support. We pay SSM an annual fee of $175,000 plus additional amounts for certain itemized services per vessel to provide technical management services for each of our owned vessels.

Amended Administrative Services Agreement
We have an Amended Administrative Services Agreement with Scorpio Services Holding Limited, which we refer to herein as “SSH”, or our “Administrator”, for the provision of administrative staff and office space, and administrative services, including accounting, legal compliance, financial and information technology services. SSH is a related party to us. We reimburse our Administrator for the reasonable direct or indirect expenses it incurs in providing us with the administrative services described above. The services provided to us by our Administrator may be sub-contracted to other entities within Scorpio.
Further, pursuant to our Amended Administrative Services Agreement, our Administrator, on behalf of itself and other members of Scorpio, has agreed that it will not directly own product or crude tankers ranging in size from 35,000 dwt to 200,000 dwt.
Our Amended Administrative Services Agreement may be terminated by us upon two years’ notice.
Our Relationship with Scorpio and its Affiliates
We believe that one of our principal strengths is our relationship with Scorpio. Our vessel operations are managed under the supervision of our Board of Directors, by our management team and by certain members of Scorpio, including SCM and SSM. Our relationship with Scorpio provides us with access to Scorpio’s customer and supplier relationships and their technical, commercial and managerial expertise, which we believe allows us to compete more effectively and operate our vessels on a cost-efficient basis. We can provide no assurance, however, that we will realize any benefits from our relationship with Scorpio.
Scorpio is owned and controlled by the Lolli-Ghetti family, of which Messrs. Emanuele Lauro, our founder, Chairman and Chief Executive Officer, and Filippo Lauro, our Vice President, are members. In addition, all of our executive officers serve in similar management positions in certain other companies within Scorpio and Mr. Emanuele Lauro, Mr. Robert Bugbee, our President, and other members of our senior management have minority equity interests in SSH, a member of Scorpio and our Administrator.
These responsibilities and relationships could create conflicts of interest between us, on the one hand, and SCM, SSM, SSH, or other entities within Scorpio, on the other hand. These conflicts may arise in connection with the chartering, purchase, sale and operation of the vessels in our fleet versus the vessels managed by other members of Scorpio. For example, SCM and SSM, our commercial manager and technical manager, respectively, may give preferential treatment to vessels that are time chartered-in by related parties because Messrs. Lauro and members of their family may receive greater economic benefits. As a result of these conflicts, such Scorpio companies, who have limited contractual duties, may favor their own or other owner’s interests over our interests. These conflicts may have unfavorable results for us and our shareholders.
Recent and Other Developments
Indebtedness
For information regarding recent updates on our indebtedness, please see “Description of Other Indebtedness—Recent Developments Regarding Our Indebtedness.”
Equity Incentive Plan
In December 2020, our Board of Directors approved the reloading of the 2013 Equity Incentive Plan (the "Plan") and reserved an additional 367,603 common shares, par value $0.01 per share, of the Company for issuance pursuant to the Plan.

Declaration of dividend
In November 2020, our Board of Directors declared a quarterly cash dividend of $0.10 per common share, which was paid on December 14, 2020 to all shareholders of record as of November 23, 2020.
Convertible Notes due 2022
In November 2020, the conversion rate of our Convertible Notes due 2022 was adjusted to reflect the scheduled payment of a cash dividend with respect to our common shares. The new conversion rate for the Convertible Notes due 2022 will be 26.4810 shares of common stock per $1,000 principal amount of the Convertible Notes due 2022, representing an increase of the prior conversion rate of 0.2348 common shares for each $1,000 principal amount of the Convertible Notes due 2022.
Novel Coronavirus (COVID-19)
Since the beginning of the calendar year 2020, the outbreak of COVID-19 that originated in China and that has spread to most developed nations of the world has resulted in numerous actions taken by governments and governmental agencies in an attempt to mitigate the spread of the virus. These measures have resulted in a significant reduction in global economic activity and extreme volatility in the global financial and commodities markets, including oil.
While the reduction of economic activity significantly reduced global demand for oil and refined petroleum products, the extreme volatility in the oil markets and the steep contango that developed in the prices of oil and refined petroleum products in March 2020 resulted in record increases in spot TCE rates during the second quarter of 2020 as an abundance of arbitrage and floating storage opportunities opened up. These market dynamics led to a build up of global oil and refined petroleum product inventories during that time period. In June 2020, the underlying oil markets stabilized and these excess inventories began to unwind which, along with customary seasonal weakness, led to a reduction in spot TCE rates through the fourth quarter of 2020.
We expect that the COVID-19 virus will continue to cause volatility in the commodities markets. The scale and duration of these circumstances is unknowable but could have a material impact on our earnings, cash flow and financial condition for the remainder of 2021 and beyond. An estimate of the impact on the Company’s results of operations and financial condition cannot be made at this time. Please see “Risk Factors—Risks Related to the Company—The ongoing outbreak of COVID-19 and the governmental responses thereto may adversely affect our business.”
Corporate Information
We were incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporation Act (the “BCA”), on July 1, 2009. We currently maintain our principal executive offices at 9, Boulevard Charles III, Monaco 98000 and our telephone number at that location is +377-9798-5716. We also maintain an office in the United States at 150 East 58th Street, New York, New York 10155 and the telephone number at that location is 212-542-1616. Our website address is www.scorpiotankers.com. References to our website are not intended to be active links and the information on our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus, and you must not consider the information to be a part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING
The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms and conditions of the Notes.
Issuer	Scorpio Tankers Inc.

Securities Offered
Up to $75,000,000 million aggregate principal amount of 7.00% Fixed Rate Senior Unsecured Notes due 2025.

The Notes offered hereby are Additional Notes issued under the Indenture, pursuant to which we previously issued the Initial Notes.

Manner of Offering
The Notes may be offered and sold into the existing trading market for the Initial Notes at other than a fixed price pursuant to Rule 415 under the Securities Act, from time to time through the Agent, as sales agent or as principal, subject to our instruction as to amount and timing. The Agent is not required to sell any specific principal amount of the Notes, but the Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. See “Plan of Distribution”.

Maturity Date	The Notes will mature on June 30, 2025, unless redeemed prior to maturity.

Interest
The Notes will bear interest at 7.00% per year from the most recent interest payment date immediately preceding the respective dates of issuance of the Notes from time to time, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), will not begin to accrue interest until the interest payment date immediately following such record date. Interest on the Notes is payable quarterly in arrears on the 30th day of March, June, September and December of each year, to holders of record of the Notes at the close of business on the 15th day of March, June, September and December, respectively of each year, immediately preceding such interest payment date.

Use of Proceeds	We intend to use any net proceeds of the sale of the Notes for general corporate purposes and working capital. Please see “Use of Proceeds.”

Ranking
The Notes will be our senior unsecured obligations and will rank senior to any of our future subordinated debt and rank equally in right of payment with all of our existing and future senior unsecured debt. The Notes will effectively rank junior to our existing and future secured debt, to the extent of the value of the assets securing such debt, as well as to existing and future debt of our subsidiaries. As of January 8, 2021, we had approximately $3.1 billion of outstanding indebtedness (of which approximately $2.9 billion was secured or part of vessel leasing arrangements).

Guarantors	The Notes will not be guaranteed by any of our subsidiaries or affiliates.

Optional Redemption
We may redeem the Notes for cash, in whole or in part, at any time at our option (i) on or after June 30, 2022 and prior to June 30, 2023, at a redemption price equal to 102% of the principal amount to be redeemed, (ii) on or after June 30, 2023 and prior to June 30, 2024, at a redemption price equal to 101% of the principal amount to be redeemed, and (iii) on or after June 30, 2024 and prior to maturity, at a redemption price equal to 100% of the principal amount to be redeemed, in each case, plus accrued and unpaid interest to, but excluding, the date of redemption, as described under “Description of Notes—Optional Redemption.”
In addition, we may redeem the Notes, in whole, but not in part, at any time at our option prior to June 30, 2022, at a redemption price equal to 104% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption, upon the occurrence of certain change of control events, as described under “Description of Notes—Optional Redemption Upon Change of Control.”

Certain Covenants
The Notes offered hereby are Additional Notes under the Indenture, which contains certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity.

In addition, the Indenture contains certain restrictive covenants, including limitations on:

	•	the amount of debt we may incur;

	•	maintaining a certain minimum net worth;

	•	restricted payments;

	•	our line of business; and

	•	certain asset sales.

These covenants are subject to important qualifications and exceptions, as described under “Description of Notes.”

Additional Notes
The Notes offered hereby are Additional Notes under the Indenture and will have the same terms as (other than date of issuance), form a single series of debt securities with and have the same CUSIP number and be fungible with, the Initial Notes immediately upon issuance, including for purposes of notices, consents, waivers, amendments and any other action permitted under the Indenture.

We may continue to “reopen” the Notes at any time without the consent of the holders of the Notes and issue Additional Notes with the same terms as the Initial Notes and the Notes offered hereby (except for the issue date), which will thereafter constitute a single series with the Notes; provided that if any Additional Notes are not fungible with the Initial Notes and the Notes offered hereby for U.S. federal income tax purposes, then such Additional Notes will have a separate CUSIP number.

Defeasance	The Notes are subject to legal and covenant defeasance by us.

Sinking Fund	The Notes are not entitled to the benefit of any sinking fund.

Events of Default
Events of default generally include (i) failure to pay principal or interest on the Notes, (ii) failure to observe or perform any other covenant or warranty in the Notes or in the Indenture, and (iii) certain events of bankruptcy, insolvency or reorganization.

Ratings	The Notes will not be rated by any nationally recognized statistical rating organization.

Listing	The Initial Notes are, and the Notes offered hereby (when issued) will be, listed for trading on the NYSE under the symbol “SBBA.”

Form and Denomination
The Notes will be issued in book-entry form in minimum denominations of $25.00 and integral multiples in excess thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Settlement	Delivery of the Notes offered hereby will be made against payment therefor on or about the second trading date following purchase.

Trustee	Deutsche Bank Trust Company Americas

Governing Law	The Indenture is and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors
An investment in the Notes involves risks. You should consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-17 of this prospectus supplement and on page 2 of the accompanying base prospectus to determine whether an investment in the Notes is appropriate for you.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA
The following tables set forth our summary consolidated financial and other operating data as of and for the years ended December 31, 2019, 2018 and 2017, as of and for the nine months ended September 30, 2020 and for the nine months ended September 30, 2019. The summary data for the years ended December 31, 2019, 2018 and 2017 is derived from our audited consolidated financial statements, which have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). Our consolidated statements of income or loss for the years ended December 31, 2019, 2018 and 2017 and our consolidated balance sheets as of December 31, 2019 and 2018, together with the notes thereto, are included in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 31, 2020, and incorporated by reference herein. The summary data as of and for the nine months ended September 30, 2020 and for the nine months ended September 30, 2019, is derived from our unaudited condensed consolidated financial statements. Our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2020 and for the nine months ended September 30, 2019, together with the notes thereto, are included on Form 6-K, filed with the Commission on December 10, 2020, and incorporated by reference herein.
This data should be read in conjunction with our consolidated financial statements and related notes included on Form 20-F for the year ended December 31, 2019 filed with the Commission on March 31, 2020, and incorporated by reference herein, our financial results for the three and nine months ended September 30, 2020, filed with the Commission on November 5, 2020, and incorporated by reference herein, and our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2020 and for the nine months ended September 30, 2019, together with the notes thereto, included on Form 6-K, filed with the Commission on December 10, 2020, and incorporated by reference herein.

	For the nine months ended September 30,		For the year ended December 31,
In thousands of U.S. dollars except per share and share data	2020	2019	2019	2018	2017
Revenue
Vessel revenue	$777,656	$482,703	$704,325	$585,047	$512,732
Operating expenses
Vessel operating costs	(246,973)	(209,119)	(294,531)	(280,460)	(231,227)
Voyage expenses	(7,718)	(3,678)	(6,160)	(5,146)	(7,733)
Charterhire	—	(4,399)	(4,399)	(59,632)	(75,750)
Depreciation—owned or sale and leaseback	(144,320)	(133,575)	(180,052)	(176,723)	(141,418)
Depreciation—right of use assets for vessels (1)	(38,972)	(14,280)	(26,916)	—	—
General and administrative expenses	(51,870)	(46,536)	(62,295)	(52,272)	(47,511)
Loss on sales of vessels	—	—	—	—	(23,345)
Merger transaction related costs	—	—	—	(272)	(36,114)
Bargain purchase gain	—	—	—	—	5,417

Total operating expenses	(489,853)	(411,587)	(574,353)	(574,505)	(557,681)

Operating income / (loss)	287,803	71,116	129,972	10,542	(44,949)

Other (expense) and income, net
Financial expenses	(119,084)	(138,948)	(186,235)	(186,628)	(116,240)
Realized loss on derivative financial instruments					(116)
Loss on exchange of convertible notes	—	—	—	(17,838)	—
Gain on repurchase of convertible notes	1,013	—	—	—	—
Financial income	1,068	7,426	8,182	4,458	1,538
Other expenses, net	(417)	(126)	(409)	(605)	1,527

Total other expense, net	(117,420)	(131,648)	(178,462)	(200,613)	(113,291)

Net income / (loss)	$170,383	$(60,532)	$(48,490)	$(190,071)	$(158,240)

(1)	Reflects the adoption of IFRS 16 – Leases, which was effective for annual periods beginning on January 1, 2019.

	For the nine months ended September 30,		For the year ended December 31,
In thousands of U.S. dollars except per share and share data	2020	2019	2019	2018	2017
Earnings / (loss) per share
Basic	$3.11	$(1.25)	$(0.97)	$(5.46)	$(7.35)
Diluted	$2.95	$(1.25)	$(0.97)	$(5.46)	$(7.35)
Basic weighted average shares outstanding	54,800,402	48,251,159	49,857,998	34,824,311	21,533,340
Diluted weighted average shares outstanding (1)	61,578,016	48,251,159	49,857,998	34,824,311	21,533,340

(1)
The computation of diluted earnings per share includes the effect of potentially dilutive unvested shares of restricted stock and the Convertible Notes due 2022 for the nine months ended September 30, 2020. The effect of potentially dilutive unvested shares of restricted stock and Convertible Notes due 2022 were excluded from the computation of diluted earnings per share for the nine months ended September 30, 2019 because their effect would have been anti-dilutive. The effect of potentially dilutive shares of restricted stock and the Convertible Notes due 2022 and 2019 were excluded from the calculation of diluted loss per share for the years ended December 31, 2019, 2018, and 2017 because their effect would have been anti-dilutive.

	As of
In thousands of U.S. dollars	September 30, 2020	December 31, 2019	December 31, 2018	December 31, 2017
Balance sheet data
Cash and cash equivalents	$218,095	$202,303	$593,652	$186,462
Vessels and drydock	4,044,288	4,008,158	3,997,789	4,090,094
Right of use assets accounted for under IFRS 16—Leases	819,444	697,903	—	—
Total assets	5,256,329	5,164,010	4,784,164	4,498,376
Current and non-current secured and unsecured debt	1,181,038	1,234,750	1,489,934	2,050,054
Current and non-current obligations under sale and leaseback arrangements	1,238,357	1,317,723	1,420,381	717,139
Current and non-current obligations under leases accounted for under IFRS 16—Leases	649,963	569,974	—	—
Shareholders’ equity	2,141,455	1,976,989	1,839,012	1,685,301

	For the nine months ended September 30,		For the year ended December 31,
In thousands of U.S. dollars	2020	2019	2019	2018	2017
Cash flow data
Operating activities	$402,740	$140,448	$209,512	$57,790	$41,801
Investing activities	(152,614)	(128,569)	(206,973)	(52,737)	(159,923)
Financing activities	(234,334)	(361,051)	(393,888)	402,137	204,697

Operating Data	For the nine months ended September 30,		For the year ended December 31,
	2020	2019	2019	2018	2017
Average Daily Results
Time charter equivalent per day (1)	$22,447	$15,538	$16,682	$12,782	$13,146
Vessel operating costs per day (2)	$6,649	$6,426	$6,563	$6,463	$6,559

LR2
TCE per revenue day (1)	$30,492	$18,689	$20,254	$13,968	$14,849
Vessel operating costs per day (2)	$6,876	$6,726	$6,829	$6,631	$6,705
Average number of vessels (3)	42.0	38.1	39.1	39.5	28.7

LR1
TCE per revenue day (1)	$24,899	$15,243	$15,846	$10,775	$11,409
Vessel operating costs per day (2)	$6,834	$6,350	$6,658	$6,608	$7,073
Average number of vessels (3)	12.0	12.0	12.0	12.0	5.2

MR
TCE per revenue day (1)	$18,515	$14,246	$15,095	$12,589	$12,975
Vessel operating costs per day (2)	$6,472	$6,230	$6,312	$6,366	$6,337
Average number of vessels (3)	61.6	48.3	51.0	52.2	50.4

Handymax
TCE per revenue day (1)	$16,990	$13,057	$14,575	$12,196	$11,706
Vessel operating costs per day (2)	$6,605	$6,375	$6,621	$6,295	$6,716
Average number of vessels (3)	20.0	21.0	21.0	21.5	22.1

Fleet data
Average number of vessels (3)	135.6	119.3	123.0	125.2	106.5

(1)
Freight rates are commonly measured in the shipping industry in terms of time charter equivalent, or TCE (a measure not prepared in accordance with IFRS, or a Non-IFRS Measure), per revenue day, which is calculated by subtracting voyage expenses, including bunkers and port charges, from vessel revenue and dividing the net amount (time charter equivalent revenues) by the number of revenue days in the period. Revenue days are the number of days the vessel is owned, finance leased or chartered-in less the number of days the vessel is off-hire for drydock and repairs.

We believe that the presentation of TCE revenue per day is useful to investors or other users of our financial statements, such as our lenders, because they facilitate the comparability and the evaluation of companies in our industry. In addition, we believe that TCE revenue per day is useful in evaluating our operating performance compared to that of other companies in our industry. Our definition of TCE revenue may not be the same as reported by other companies in the shipping industry or other industries. TCE revenue should not be considered in isolation from, as a substitute for, or superior to financial measures prepared in accordance with IFRS.

(2)
Vessel operating costs per day represent vessel operating costs divided by the number of days the vessel is owned during the period. Operating days are the total number of available days in a period with respect to the owned, finance leased or bareboat chartered-in vessels, before deducting available days due to off-hire days and days in drydock. Operating days is a measurement that is only applicable to our owned, finance leased or bareboat chartered-in vessels, not our time chartered-in vessels.

(3)	Historical average number of vessels consists of the average number of vessels that were in our possession during a period (whether owned or leased).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as “forward-looking statements.” We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. When used in this prospectus, the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seek,” “plan,” “potential,” “continue,” “contemplate,” “possible,” “target,” “project,” “likely,” “may,” “might,” “would,” “could” and similar expressions, terms, or phrases may identify forward-looking statements.
All statements in this prospectus that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	our future operating or financial results;
•	the strength of world economies and currencies;
•	fluctuations in interest rates and foreign exchange rates;
•	general market conditions, including the market for our vessels, fluctuations in spot and charter rates and vessel values;
•	the length and severity of the ongoing novel coronavirus (COVID-19) outbreak, including its impact on the demand for seaborne transportation of petroleum products;
•	availability of financing and refinancing;
•	our business strategy and other plans and objectives for growth and future operations;
•	our ability to successfully employ our vessels;
•	planned capital expenditures and availability of capital resources to fund capital expenditures;
•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
•	our ability to realize the expected benefits from acquisitions;
•	potential liability from pending or future litigation;
•	general domestic and international political conditions;
•	potential disruption of shipping routes due to accidents or political events;
•	vessel breakdowns and instances of off-hire;
•	competition within our industry;

•	the supply of and demand for vessels comparable to ours;
•	corruption, piracy, militant activities, political instability, terrorism, and ethnic unrest in locations where we may operate;
•	delays and cost overruns in construction projects;
•	our level of indebtedness;
•	our ability to obtain financing and to comply with the restrictive and other covenants in our financing arrangements;
•	our need for cash to meet our debt service obligations;
•	our levels of operating and maintenance costs, including bunker prices, drydocking and insurance costs;
•	our ability to successfully identify, consummate, integrate, and realize the expected benefits from acquisitions;
•	reputational risks;
•	availability of skilled workers and the related labor costs and related costs;
•
the recent implementation of the MARPOL convention, Annex VI Prevention of Air Pollution from Ships which reduced the maximum amount of sulfur that ships can emit into the air and our ability to successfully complete the installation of exhaust gas cleaning systems, or scrubbers, on all of our vessels;

•	the recent implementation of the International Convention for the Control and Management of Ships’ Ballast Water and Sediments (BWM) in September 2019;
•	compliance with governmental, tax, environmental and safety regulation;
•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;
•	general economic conditions and conditions in the oil and natural gas industry;
•	effects of new products and new technology in our industry;
•	the failure of counterparties to fully perform their contracts with us;
•	our dependence on key personnel;
•	adequacy of insurance coverage;
•	our ability to obtain indemnities from customers;
•	changes in laws, treaties or regulations applicable to us;

•	the volatility of the price of our common shares and our other securities;
•	other factors that may affect our future results; and
•	these factors and other risk factors described in this prospectus supplement and other reports that we furnish or file with the Commission.
We have based these statements on assumptions, many of which are based, in turn, upon further assumptions, and analyses formed by applying, without limitation, our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. These assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur.
These factors and the other risk factors described in or incorporated by reference into this prospectus supplement are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements which speak only as of their dates.

RISK FACTORS
Before making an investment in the Notes, you should carefully consider the risk factors described below, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference, including those in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 31, 2020, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” The occurrence of one or more of those risk factors or the risk factors described below could adversely impact our business, financial condition or results of operations.
Risks Related to the Company
The ongoing outbreak of COVID-19 and the governmental responses thereto may adversely affect our business.
The recent outbreak of the novel coronavirus (COVID-19), a virus causing potentially deadly respiratory tract infections first identified in China in late 2019, has caused severe global disruptions and may negatively affect economic conditions regionally as well as globally and otherwise impact our operations and the operations of our customers and suppliers. Governments in affected countries have imposed travel bans, quarantines and other emergency public health measures. In response to the virus, many countries have implemented lockdown measures. Companies are also taking precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. Some countries which had relaxed certain restrictive measures previously taken, recently began re-implementing them in response to spikes in infection rates. These restrictions, and future prevention and mitigation measures, are likely to continue to have an adverse impact on global economic conditions, which could materially and adversely affect our future operations.
Uncertainties regarding the economic impact of the COVID-19 outbreak are likely to result in sustained market turmoil, which could also negatively impact our business, financial condition and cash flows. As a result of these measures, our vessels may not be able to call on ports, or may be restricted from disembarking from ports, located in regions affected by the outbreak. In addition, we may experience severe operational disruptions and delays, unavailability of normal port infrastructure and services including limited access to equipment, critical goods and personnel, disruptions to crew change, quarantine of ships and/or crew, counterparty solidity, closure of ports and custom offices, as well as disruptions in the supply chain and industrial production, which may lead to reduced cargo demand, amongst other potential consequences attendant to COVID-19.
At the outset of the COVID-19 pandemic, an oversupply of petroleum products and contango in oil prices led to record floating storage and arbitrage opportunities of both crude and refined petroleum products. This dynamic resulted in an increase in spot market rates to historically high levels through May 2020. In June 2020, the oil markets began to stabilize as global economies slowly re-opened, thus limiting arbitrage opportunities and resulting in the drawdown of accumulated inventories. Consequently, trading volumes and spot TCE rates decreased towards the end of the second quarter of 2020. This downward trend continued through the third quarter of 2020 and spot TCE rates have remained at these low levels through the date of this prospectus supplement as the global economic recovery, particularly in the western hemisphere, remains muted.
The extent of the COVID-19 outbreak’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak (and any mitigation of the duration, spread and intensity resulting from widespread availability of recently-developed COVID-19 vaccines), all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, although to our knowledge our operations have not been materially affected by the COVID-19 outbreak to date, the ultimate severity of the COVID-19 outbreak is uncertain at this time and therefore we cannot predict the impact it may have on our future operations, which impact could be material and adverse, particularly if the pandemic continues to further evolve and recirculate.

Risks Related to the Notes
Your investment in the Notes is subject to our credit risk.
The Notes are unsubordinated unsecured general obligations of ours and are not, either directly or indirectly, an obligation of any third party. The Notes will rank equally with all of our other unsecured and unsubordinated debt obligations, except as such obligations may be preferred by operation of law. Any payment to be made on the Notes, including the return of the principal amount at maturity or any redemption date, as applicable, depends on our ability to satisfy our obligations as they come due. As a result, our actual and perceived creditworthiness may affect the market value of the Notes and, in the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of the Notes.
We are highly leveraged and our debt levels may limit our flexibility in obtaining additional financing and in pursuing other business opportunities.
We are highly leveraged. As of January 8, 2021, we had approximately $3.1 billion of outstanding indebtedness. Subject to the restrictions contained in our existing and future debt instruments, we may incur additional indebtedness in connection with financing acquisitions, strategic transactions or other purposes, which indebtedness may rank senior to the Notes. So long as our net borrowings do not equal or exceed 70% of our total assets, the Indenture under which the Notes will be issued permits us to incur additional indebtedness without limitation. Our indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the Notes.
Our level of debt could have important consequences to us, including the following:
•
our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

•
we may need to use a substantial portion of our cash from operations to make charter hire payments or principal and interest payments relating to our debt obligations, reducing the funds that would otherwise be available for operations and future business opportunities;

•	our debt level could make us more vulnerable than our competitors with less debt to competitive pressures or a downturn in our business or the economy generally; and
•	our debt level may limit our flexibility in responding to changing business and economic conditions.
Our ability to service our debt and charter hire obligations will depend upon, among other things, our financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control.

Our subsidiaries conduct the substantial majority of our operations and own our operating assets, and your right to receive payments on the Notes is structurally subordinated to the rights of the lenders of our subsidiaries.
Our subsidiaries conduct the substantial majority of our operations and own our operating assets. As a result, our ability to make required payments on the Notes depends in part on the operations of our subsidiaries and our subsidiaries’ ability to distribute funds to us. To the extent our subsidiaries are unable to distribute, or are restricted from distributing, funds to us, we may be unable to fulfill our obligations under the Notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due on the Notes or to make funds available for that purpose. The Notes will not be guaranteed by any of our subsidiaries or any other person.
The rights of holders of the Notes will be structurally subordinated to the rights of our subsidiaries’ lenders. A default by a subsidiary under its debt obligations would result in a block on distributions from the affected subsidiary to us. The Notes will be effectively junior to all existing and future liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of January 8, 2021, we had approximately $3.1 billion of outstanding indebtedness (of which approximately $2.9 billion was secured or part of vessel leasing arrangements).
The Notes will be unsecured obligations and will be effectively subordinated to our secured debt.
The Notes are unsecured and therefore will be effectively subordinated to any secured debt we maintain or may incur to the extent of the value of the assets securing the debt. In the event of a bankruptcy or similar proceeding involving us, the assets that serve as collateral will be available to satisfy the obligations under any secured debt before any payments are made on the Notes. As of January 8, 2021, we had approximately $3.1 billion of outstanding indebtedness (of which approximately $2.9 billion was secured or part of vessel leasing arrangements). Please read “Description of Other Indebtedness.” We will continue to have the ability to incur additional secured debt, subject to limitations in the agreements governing our current and future credit facilities and in the Indenture relating to the Notes.
Redemption may adversely affect your return on the Notes.
Beginning June 30, 2022, we have the right to redeem some or all of the Notes prior to maturity, as described under “Description of Notes—Optional Redemption.” Prior to June 30, 2022, we have the right, but not the obligation, to redeem the Notes in whole, but not in part, at any time at our option, at a redemption price equal to 104% of the aggregate principal amount to be redeemed, upon the occurrence of certain change of control events, as described under “Description of Notes—Optional Redemption Upon Change of Control.” We may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the Notes.
The Notes have not been rated, and ratings of any of our other securities may affect the trading price of the Notes.
We have not sought to obtain a rating for the Notes, and the Notes may never be rated. It is possible, however, that one or more credit rating agencies might independently determine to assign a rating to the Notes or that we may elect to obtain a rating of the Notes in the future. In addition, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the Notes in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, or if ratings for such other securities would imply a lower relative value for the Notes, could adversely affect the market for, or the market value of, the Notes. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Notes may not reflect all risks related to us and our business, or the structure or market value of the Notes.

Because the Notes will be issued in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the Notes and exercise their rights and remedies.
We will issue the Notes in the form of a global note registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global note will be shown on, and transfers of the global note will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book-Entry System; Delivery and Form.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of the global note. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in the global note will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in a global note to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the Notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants, but we can make no assurances that you will timely receive any such communications.
Risks Related to Other Indebtedness
Servicing our current or future indebtedness limits funds available for other purposes and if we cannot service our debt, we may lose our vessels.
Borrowing under our debt facilities requires us to dedicate a part of our cash flow from operations to paying interest on our indebtedness. These payments limit funds available for working capital, capital expenditures and other purposes, including further equity or debt financing in the future. Amounts borrowed under our secured debt facilities bear interest at variable rates. Increases in prevailing rates could increase the amounts that we would have to pay to our lenders, even though the outstanding principal amount remains the same, and our net income and cash flows would decrease. We expect our earnings and cash flow to vary from year to year due to the cyclical nature of the tanker industry. If we do not generate or reserve enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as seeking to raise additional capital, refinancing or restructuring our debt, selling tankers, or reducing or delaying capital investments. However, these alternative financing plans, if necessary, may not be sufficient to allow us to meet our debt obligations.
If we are unable to meet our debt obligations or if some other default occurs under our debt facilities, our lenders could elect to declare that debt, together with accrued interest and fees, to be immediately due and payable and proceed against the collateral vessels securing that debt even though the majority of the proceeds used to purchase the collateral vessels did not come from our debt facilities.

Our debt agreements contain restrictive and financial covenants which may limit our ability to conduct certain activities, and further, we may be unable to comply with such covenants, which could result in a default under the terms of such agreements.
Our debt facilities impose operating and financial restrictions on us. These restrictions may limit our ability, or the ability of our subsidiaries party thereto to, among other things:
•	pay dividends and make capital expenditures if we do not repay amounts drawn under our debt facilities or if there is another default under our debt facilities;
•	incur additional indebtedness, including the issuance of guarantees;
•	create liens on our assets;
•	change the flag, class or management of our vessels or terminate or materially amend the management agreement relating to each vessel;
•	sell our vessels;
•	merge or consolidate with, or transfer all or substantially all our assets to, another person; or
•	enter into a new line of business.
Therefore, we will need to seek permission from our lenders in order to engage in some corporate actions. Our lenders’ interests may be different from ours and we may not be able to obtain our lenders’ permission when needed. This may limit our ability to finance our future operations or capital requirements, make acquisitions or pursue business opportunities.
In addition, the terms and conditions of certain of our borrowings require us to maintain specified financial ratios and satisfy financial covenants, including ratios and covenants based on the market value of the vessels in our fleet. Should our charter rates or vessel values materially decline in the future, we may seek to obtain waivers or amendments from our lenders with respect to such financial ratios and covenants, or we may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet any such financial ratios and satisfy any such financial covenants. Events beyond our control, including changes in the economic and business conditions in the shipping markets in which we operate, may affect our ability to comply with these covenants. We cannot assure you that we will meet these ratios or satisfy these covenants or that our lenders will waive any failure to do so or amend these requirements. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our credit facilities would prevent us from borrowing additional money under our credit facilities and could result in a default under our credit facilities. If a default occurs under our credit facilities, the lenders could elect to declare the outstanding debt, together with accrued interest and other fees, to be immediately due and payable and foreclose on the collateral securing that debt, which could constitute all or substantially all of our assets. Moreover, in connection with any waivers or amendments to our credit facilities that we may obtain, our lenders may impose additional operating and financial restrictions on us or modify the terms of our existing credit facilities. These restrictions may further restrict our ability to, among other things, pay dividends, repurchase our common shares, make capital expenditures, or incur additional indebtedness.
Furthermore, our debt agreements contain cross-default provisions that may be triggered if we default under the terms of any one of our financing agreements. In the event of default by us under one of our debt agreements, the lenders under our other debt agreements could determine that we are in default under such other financing agreements. Such cross defaults could result in the acceleration of the maturity of such debt under these agreements and the lenders thereunder may foreclose upon any collateral securing that debt, including our vessels, even if we were to subsequently cure such default. In the event of such acceleration or foreclosure, we might not have sufficient funds or other assets to satisfy all of our obligations, which would have a material adverse effect on our business, results of operations and financial condition.
The international nature of our operations may make the outcome of any bankruptcy proceedings difficult to predict.
We are incorporated under the laws of the Republic of the Marshall Islands and we conduct operations in countries around the world. Consequently, in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of our subsidiaries, bankruptcy laws other than those of the United States could apply. If we become a debtor under U.S. bankruptcy law, bankruptcy courts in the United States may seek to assert jurisdiction over all of our assets, wherever located, including property situated in other countries. There can be no assurance, however, that we would become a debtor in the United States, or that a U.S. bankruptcy court would be entitled to, or accept, jurisdiction over such a bankruptcy case, or that courts in other countries that have jurisdiction over us and our operations would recognize a U.S. bankruptcy court’s jurisdiction if any other bankruptcy court would determine it had jurisdiction.

USE OF PROCEEDS
We intend to use the net proceeds from any sales of the Notes, after deducting the Agent’s commissions and our offering expenses, for general corporate purposes and working capital.

CAPITALIZATION
The following table sets forth our capitalization at September 30, 2020, on:
•	an actual basis;
•	an as adjusted basis to give effect to the following:
•
scheduled principal payments in the amount of $30.0 million under our secured credit facilities, $30.2 million under our sale and leaseback arrangements and $17.6 million under our lease arrangements which are being accounted for under IFRS 16—Leases;

•	the refinancing of certain credit facilities and lease financing arrangements consisting of the following:
•
the repayment of an aggregate of $199.7 million consisting of $81.7 million on our CSSC Lease Financing arrangement, $92.2 million on our 2017 Credit Facility, and $25.8 million on our KEXIM Credit Facility;

•
the drawdown of an aggregate of $239.2 million consisting of $71.8 million on our $225 Million Credit Facility, $23.7 million on our 2019 DNB/GIEK Credit Facility, $47.3 million on our 2020 $47.3 Million Lease Financing arrangement, and $96.5 million on our 2020 SPDB FL Lease Financing arrangement;

•
the drawdown of an aggregate of $15.6 million on certain scrubber financing arrangements consisting of $1.4 million on our ABN AMRO /SEB Credit Facility, $9.6 million on our BNPP Sinosure Credit Facility, and $4.6 million on our AVIC Lease Financing arrangement; and

•	the payment of a quarterly cash dividend of $5.8 million, or $0.10 per share, in December 2020; and
•
an as further adjusted basis to give effect to this offering and the application of the net proceeds therefrom. The calculation assumes the issuance and sale of $75.0 million aggregate principal amount of Notes, resulting in assumed net proceeds of approximately $73.0 million, after deducting the Agent’s commissions and our estimated offering expenses. The actual number of Notes issued, and the price at which they are issued, may differ depending on the timing of the sales.

There have been no other significant adjustments to our capitalization since September 30, 2020, as so adjusted.

The actual figures in this table are derived from, and should be read together with, our Report on Form 6-K, furnished to the Commission on December 10, 2020, which contains our unaudited condensed consolidated financial statements and the notes thereto for the nine months ended September 30, 2020, which is incorporated by reference herein.
	As of September 30, 2020
In thousands of U.S. dollars	Actual	As adjusted	As further adjusted
Cash and cash equivalents (1)	$218,095	$189,586	$262,611

Current debt:
Current portion of long term debt (2)	199,407	196,592	196,592
Lease liability - sale and leasebacks (3)	128,979	134,925	134,925
Lease liability - IFRS 16	60,511	60,511	60,511

Non-current debt:
Long term debt (2)	981,631	942,845	1,015,870
Lease liability - sale and leasebacks (3)	1,109,378	1,139,905	1,139,905
Lease liability - IFRS 16	589,452	571,872	571,872

Total debt	$3,069,358	$3,046,649	3,119,674

Shareholders' equity:
Share capital	655	655	655
Additional paid-in capital	2,849,635	2,843,835	2,843,835
Treasury shares	(480,172)	(480,172)	(480,172)
Accumulated deficit	(228,663)	(228,663)	(228,663)
Total shareholders' equity	$2,141,455	$2,135,655	$2,135,655

Total capitalization	$5,210,813	$5,182,304	5,255,329

(1)	Cash, as adjusted, does not include the impact of cash flows from operations from October 1, 2020 through the date of this prospectus.
(2)
The current portion of long-term debt at September 30, 2020 is net of unamortized deferred financing fees of $1.9 million and the non-current portion of long-term debt is net of unamortized deferred financing fees of $12.4 million.

(3)
The current portion of Lease liability – sale and leaseback obligations at September 30, 2020 is net of unamortized deferred financing fees of $0.8 million and the non-current portion of long-term debt is net of unamortized deferred financing fees of $6.4 million.

Debt and Finance lease liabilities, as adjusted and as further adjusted, do not reflect deferred financing fee activity from October 1, 2020 through the date of this prospectus supplement. This activity is estimated to be approximately $4.0 million (which includes write-offs relating to the above mentioned refinancing activity).

BUSINESS
We provide seaborne transportation of refined petroleum products worldwide. As of January 8, 2021, our fleet consisted of 135 wholly owned, finance leased or bareboat chartered-in tankers (42 LR2, 12 LR1, 63 MR and 18 Handymax) with a weighted average age of approximately 5.1 years, which we refer to collectively as our Operating Fleet.
History and Development of the Company
Scorpio Tankers Inc. was incorporated in the Republic of the Marshall Islands pursuant to the BCA on July 1, 2009. We began our operations in October 2009 with three vessels and in April 2010, we completed our initial public offering and our common stock commenced trading on the New York Stock Exchange, or NYSE, under the symbol “STNG.”
Our principal executive offices are located at 9, Boulevard Charles III, Monaco 98000 and our telephone number at that address is +377-9798-5716. The Commission maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov. The address of the Company’s website is http://www.scorpiotankers.com. None of the information contained on these websites is incorporated into or forms a part of this prospectus.
Our Fleet
The following table sets forth certain information regarding our Operating Fleet as of January 8, 2021:
	Vessel Name	Year Built	DWT	Ice class	Employment	Vessel type	Scrubber
	Owned, sale leaseback and bareboat chartered-in vessels
1	STI Brixton	2014	38,734	1A	SHTP (1)	Handymax	N/A
2	STI Comandante	2014	38,734	1A	SHTP (1)	Handymax	N/A
3	STI Pimlico	2014	38,734	1A	SHTP (1)	Handymax	N/A
4	STI Hackney	2014	38,734	1A	SHTP (1)	Handymax	N/A
5	STI Acton	2014	38,734	1A	SHTP (1)	Handymax	N/A
6	STI Fulham	2014	38,734	1A	SHTP (1)	Handymax	N/A
7	STI Camden	2014	38,734	1A	SHTP (1)	Handymax	N/A
8	STI Battersea	2014	38,734	1A	SHTP (1)	Handymax	N/A
9	STI Wembley	2014	38,734	1A	SHTP (1)	Handymax	N/A
10	STI Finchley	2014	38,734	1A	SHTP (1)	Handymax	N/A
11	STI Clapham	2014	38,734	1A	SHTP (1)	Handymax	N/A
12	STI Poplar	2014	38,734	1A	SHTP (1)	Handymax	N/A
13	STI Hammersmith	2015	38,734	1A	SHTP (1)	Handymax	N/A
14	STI Rotherhithe	2015	38,734	1A	SHTP (1)	Handymax	N/A
15	STI Amber	2012	49,990	—	SMRP (2)	MR	Yes
16	STI Topaz	2012	49,990	—	SMRP (2)	MR	Yes
17	STI Ruby	2012	49,990	—	SMRP (2)	MR	Not Yet Installed

18	STI Garnet	2012	49,990	—	SMRP (2)	MR	Yes
19	STI Onyx	2012	49,990	—	SMRP (2)	MR	Yes
20	STI Fontvieille	2013	49,990	—	SMRP (2)	MR	Not Yet Installed
21	STI Ville	2013	49,990	—	SMRP (2)	MR	Not Yet Installed
22	STI Duchessa	2014	49,990	—	SMRP (2)	MR	Not Yet Installed
23	STI Opera	2014	49,990	—	SMRP (2)	MR	Not Yet Installed
24	STI Texas City	2014	49,990	—	SMRP (2)	MR	Yes
25	STI Meraux	2014	49,990	—	SMRP (2)	MR	Yes
26	STI San Antonio	2014	49,990	—	SMRP (2)	MR	Yes
27	STI Venere	2014	49,990	—	SMRP (2)	MR	Yes
28	STI Virtus	2014	49,990	—	SMRP (2)	MR	Yes
29	STI Aqua	2014	49,990	—	SMRP (2)	MR	Yes
30	STI Dama	2014	49,990	—	SMRP (2)	MR	Yes
31	STI Benicia	2014	49,990	—	SMRP (2)	MR	Yes
32	STI Regina	2014	49,990	—	SMRP (2)	MR	Yes
33	STI St. Charles	2014	49,990	—	SMRP (2)	MR	Yes
34	STI Mayfair	2014	49,990	—	SMRP (2)	MR	Yes
35	STI Yorkville	2014	49,990	—	SMRP (2)	MR	Yes
36	STI Milwaukee	2014	49,990	—	SMRP (2)	MR	Yes
37	STI Battery	2014	49,990	—	SMRP (2)	MR	Yes
38	STI Soho	2014	49,990	—	SMRP (2)	MR	Yes
39	STI Memphis	2014	49,990	—	SMRP (2)	MR	Yes
40	STI Tribeca	2015	49,990	—	SMRP (2)	MR	Yes
41	STI Gramercy	2015	49,990	—	SMRP (2)	MR	Yes
42	STI Bronx	2015	49,990	—	SMRP (2)	MR	Yes
43	STI Pontiac	2015	49,990	—	SMRP (2)	MR	Yes
44	STI Manhattan	2015	49,990	—	SMRP (2)	MR	Yes
45	STI Queens	2015	49,990	—	SMRP (2)	MR	Yes
46	STI Osceola	2015	49,990	—	SMRP (2)	MR	Yes
47	STI Notting Hill	2015	49,687	1B	SMRP (2)	MR	Yes
48	STI Seneca	2015	49,990	—	SMRP (2)	MR	Yes
49	STI Westminster	2015	49,687	1B	SMRP (2)	MR	Yes
50	STI Brooklyn	2015	49,990	—	SMRP (2)	MR	Yes
51	STI Black Hawk	2015	49,990	—	SMRP (2)	MR	Yes
52	STI Galata	2017	49,990	—	SMRP (2)	MR	Yes
53	STI Bosphorus	2017	49,990	—	SMRP (2)	MR	Not Yet Installed
54	STI Leblon	2017	49,990	—	SMRP (2)	MR	Yes

55	STI La Boca	2017	49,990	—	SMRP (2)	MR	Yes
56	STI San Telmo	2017	49,990	1B	SMRP (2)	MR	Not Yet Installed
57	STI Donald C Trauscht	2017	49,990	1B	SMRP (2)	MR	Not Yet Installed
58	STI Esles II	2018	49,990	1B	SMRP (2)	MR	Not Yet Installed
59	STI Jardins	2018	49,990	1B	SMRP (2)	MR	Not Yet Installed
60	STI Magic	2019	50,000	—	SMRP (2)	MR	Yes
61	STI Majestic	2019	50,000	—	SMRP (2)	MR	Yes
62	STI Mystery	2019	50,000	—	SMRP (2)	MR	Yes
63	STI Marvel	2019	50,000	—	SMRP (2)	MR	Yes
64	STI Magnetic	2019	50,000	—	SMRP (2)	MR	Yes
65	STI Millennia	2019	50,000	—	SMRP (2)	MR	Yes
66	STI Master	2019	50,000	—	SMRP (2)	MR	Yes
67	STI Mythic	2019	50,000	—	SMRP (2)	MR	Yes
68	STI Marshall	2019	50,000	—	SMRP (2)	MR	Yes
69	STI Modest	2019	50,000	—	SMRP (2)	MR	Yes
70	STI Maverick	2019	50,000	—	SMRP (2)	MR	Yes
71	STI Miracle	2020	50,000	—	SMRP (2)	MR	Yes
72	STI Maestro	2020	50,000	—	SMRP (2)	MR	Yes
73	STI Mighty	2020	50,000	—	SMRP (2)	MR	Yes
74	STI Maximus	2020	50,000	—	SMRP (2)	MR	Yes
75	STI Excel	2015	74,000	—	SLR1P (3)	LR1	Not Yet Installed
76	STI Excelsior	2016	74,000	—	SLR1P (3)	LR1	Not Yet Installed
77	STI Expedite	2016	74,000	—	SLR1P (3)	LR1	Not Yet Installed
78	STI Exceed	2016	74,000	—	SLR1P (3)	LR1	Not Yet Installed
79	STI Executive	2016	74,000	—	SLR1P (3)	LR1	Yes
80	STI Excellence	2016	74,000	—	SLR1P (3)	LR1	Yes
81	STI Experience	2016	74,000	—	SLR1P (3)	LR1	Not Yet Installed
82	STI Express	2016	74,000	—	SLR1P (3)	LR1	Yes
83	STI Precision	2016	74,000	—	SLR1P (3)	LR1	Yes
84	STI Prestige	2016	74,000	—	SLR1P (3)	LR1	Yes
85	STI Pride	2016	74,000	—	SLR1P (3)	LR1	Yes
86	STI Providence	2016	74,000	—	SLR1P (3)	LR1	Yes
87	STI Elysees	2014	109,999	—	SLR2P (4)	LR2	Yes
88	STI Madison	2014	109,999	—	SLR2P (4)	LR2	Yes
89	STI Park	2014	109,999	—	SLR2P (4)	LR2	Yes
90	STI Orchard	2014	109,999	—	SLR2P (4)	LR2	Yes
91	STI Sloane	2014	109,999	—	SLR2P (4)	LR2	Yes

92	STI Broadway	2014	109,999	—	SLR2P (4)	LR2	Yes
93	STI Condotti	2014	109,999	—	SLR2P (4)	LR2	Yes
94	STI Rose	2015	109,999	—	SLR2P (4)	LR2	Yes
95	STI Veneto	2015	109,999	—	SLR2P (4)	LR2	Yes
96	STI Alexis	2015	109,999	—	SLR2P (4)	LR2	Yes
97	STI Winnie	2015	109,999	—	SLR2P (4)	LR2	Yes
98	STI Oxford	2015	109,999	—	SLR2P (4)	LR2	Yes
99	STI Lauren	2015	109,999	—	SLR2P (4)	LR2	Yes
100	STI Connaught	2015	109,999	—	SLR2P (4)	LR2	Yes
101	STI Spiga	2015	109,999	—	SLR2P (4)	LR2	Yes
102	STI Savile Row	2015	109,999	—	SLR2P (4)	LR2	Yes
103	STI Kingsway	2015	109,999	—	SLR2P (4)	LR2	Yes
104	STI Carnaby	2015	109,999	—	SLR2P (4)	LR2	Yes
105	STI Solidarity	2015	109,999	—	SLR2P (4)	LR2	Yes
106	STI Lombard	2015	109,999	—	SLR2P (4)	LR2	Yes
107	STI Grace	2016	109,999	—	SLR2P (4)	LR2	Not Yet Installed
108	STI Jermyn	2016	109,999	—	SLR2P (4)	LR2	Yes
109	STI Sanctity	2016	109,999	—	SLR2P (4)	LR2	Yes
110	STI Solace	2016	109,999	—	SLR2P (4)	LR2	Yes
111	STI Stability	2016	109,999	—	SLR2P (4)	LR2	Yes
112	STI Steadfast	2016	109,999	—	SLR2P (4)	LR2	Yes
113	STI Supreme	2016	109,999	—	SLR2P (4)	LR2	Not Yet Installed
114	STI Symphony	2016	109,999	—	SLR2P (4)	LR2	Yes
115	STI Gallantry	2016	113,000	—	SLR2P (4)	LR2	Yes
116	STI Goal	2016	113,000	—	SLR2P (4)	LR2	Yes
117	STI Nautilus	2016	113,000	—	SLR2P (4)	LR2	Yes
118	STI Guard	2016	113,000	—	SLR2P (4)	LR2	Yes
119	STI Guide	2016	113,000	—	SLR2P (4)	LR2	Yes
120	STI Selatar	2017	109,999	—	SLR2P (4)	LR2	Yes
121	STI Rambla	2017	109,999	—	SLR2P (4)	LR2	Yes
122	STI Gauntlet	2017	113,000	—	SLR2P (4)	LR2	Yes
123	STI Gladiator	2017	113,000	—	SLR2P (4)	LR2	Yes
124	STI Gratitude	2017	113,000	—	SLR2P (4)	LR2	Yes
125	STI Lobelia	2019	110,000	—	SLR2P (4)	LR2	Yes
126	STI Lotus	2019	110,000	—	SLR2P (4)	LR2	Yes
127	STI Lily	2019	110,000	—	SLR2P (4)	LR2	Yes
128	STI Lavender	2019	110,000	—	SLR2P (4)	LR2	Yes

129	Sky	2007	37,847	1A	SHTP (1)	Handymax	N/A(5)
130	Steel	2008	37,847	1A	SHTP (1)	Handymax	N/A(5)
131	Stone I	2008	37,847	1A	SHTP (1)	Handymax	N/A(5)
132	Style	2008	37,847	1A	SHTP (1)	Handymax	N/A(5)
133	STI Beryl	2013	49,990	—	SMRP (2)	MR	Not Yet Installed(6)
134	STI Le Rocher	2013	49,990	—	SMRP (2)	MR	Not Yet Installed(6)
135	STI Larvotto	2013	49,990	—	SMRP (2)	MR	Not Yet Installed(6)

	Total owned, sale leaseback and bareboat chartered-in fleet DWT		9,374,548

(1)
This vessel operates in the Scorpio Handymax Tanker Pool, or SHTP. SHTP is a Scorpio Pool and is operated by Scorpio Commercial Management S.A.M. (SCM). SHTP and SCM are related parties to the Company.

(2)	This vessel operates in or is expected to operate in, the Scorpio MR Pool, or SMRP. SMRP is a Scorpio Pool and is operated by SCM. SMRP and SCM are related parties to the Company.
(3)	This vessel operates in the Scorpio LR1 Pool, or SLR1P. SLR1P is a Scorpio Pool and is operated by SCM. SLR1P and SCM are related parties to the Company.
(4)	This vessel operates in or is expected to operate in the Scorpio LR2 Pool, or SLR2P. SLR2P is a Scorpio Pool and is operated by SCM. SLR2P and SCM are related parties to the Company.
(5)
In March 2019, we entered into addendum no.2 to the bareboat charter-in agreement for this vessel, pursuant to which the bareboat charter was extended for two years until March 31, 2021 at a bareboat rate of $6,300 per day.

(6)
In April 2017, we sold and leased back this vessel, on a bareboat basis, for a period of up to eight years for $8,800 per day. The sales price was $29.0 million per vessel, and we have the option to purchase this vessel beginning at the end of the fifth year of the agreement through the end of the eighth year of the agreement, at market-based prices. Additionally, a deposit of $4.35 million per vessel was retained by the buyer and will either be applied to the purchase price of the vessel if a purchase option is exercised or refunded to us at the expiration of the agreement.

Chartering Strategy
Generally, we operate our vessels in commercial pools operated by related entities, on time charters or in the spot market. The overall mix of how our vessels are employed varies from time to time based on many factors including our view of the future market conditions.
Commercial Pools
To increase vessel utilization and thereby revenues, we participate in commercial pools with other shipowners of similar modern, well-maintained vessels. By operating a large number of vessels as an integrated transportation system, commercial pools offer customers greater flexibility and a higher level of service while achieving scheduling efficiencies. Pools employ experienced commercial managers and operators who have close working relationships with customers and brokers, while technical management is performed by each shipowner. Pools negotiate charters with customers primarily in the spot market, but may also arrange time charter agreements. The size and scope of these pools enable them to enhance utilization rates for pool vessels by securing backhaul voyages and contracts of affreightment, or COAs, thus generating higher effective TCE revenues than otherwise might be obtainable in the spot market.
Time Charters
Time charters give us a fixed and stable cash flow for a known period of time. Time charters also mitigate in part the seasonality of the spot market business, which is generally weaker in the second and third quarters of the year. In the future, we may opportunistically look to enter our vessels into time charter contracts. We may also enter into time charter contracts with profit sharing agreements, which enable us to benefit if the spot market increases.
Spot Market
A spot market voyage charter is generally a contract to carry a specific cargo from a load port to a discharge port for an agreed freight per ton of cargo or a specified total amount. Under spot market voyage charters, we pay voyage expenses such as port, canal and bunker costs. Spot charter rates are volatile and fluctuate on a seasonal and year-to-year basis. Fluctuations derive from imbalances in the availability of cargoes for shipment and the number of vessels available at any given time to transport these cargoes. Vessels operating in the spot market generate revenue that is less predictable but may enable us to capture increased profit margins during periods of improvements in tanker rates. We also consider short-term time charters (with initial terms of less than one year) as spot market voyages.

Management of our Fleet
Revised Master Agreement
On September 29, 2016, we agreed to amend our master agreement, or the Master Agreement, with SCM and SSM under a deed of amendment, or the Deed of Amendment. SCM and SSM are related parties to us. Pursuant to the terms of the Deed of Amendment, on November 15, 2016, we entered into definitive documentation to memorialize the agreed amendments to the Master Agreement, or the Amended and Restated Master Agreement.
On February 22, 2018, we entered into definitive documentation to memorialize the agreed amendments to the Amended and Restated Master Agreement under a deed of amendment, or the Amendment Agreement. The Amended and Restated Master Agreement as amended by the Amendment Agreement, or the Revised Master Agreement, is effective as from January 1, 2018.
Pursuant to the Revised Master Agreement, the fixed annual technical management fee was reduced from $250,000 per vessel to $175,000 per vessel, and certain services previously provided as part of the fixed fee are now itemized. The aggregate cost, including the costs that are now itemized, for the services provided under the technical management agreement, did not and are not expected to materially differ from the annual technical management fee charged prior to the amendment.
Commercial and Technical Management
Our vessels are commercially managed by SCM and technically managed by SSM pursuant to the Revised Master Agreement, which may be terminated by either party upon 24 months’ notice, unless terminated earlier in accordance with the provisions of the Revised Master Agreement. In the event of the sale of one or more vessels, a notice period of three months and a payment equal to three months of management fees will apply, provided that the termination does not amount to a change in control, including a sale of all or substantially all of our vessels, in which case a payment equal to 24 months of management fees will apply. SCM and SSM are related parties of ours. We expect that additional vessels that we may acquire in the future will also be managed under the Revised Master Agreement or on substantially similar terms.
SCM’s services include securing employment, in the spot market and on time charters, for our vessels. SCM also manages the Scorpio Pools. When our vessels are operating in one of the Scorpio Pools, SCM, the pool manager, charges fees of $300 per vessel per day with respect to our LR1 vessels, $250 per vessel per day with respect to our LR2 vessels, and $325 per vessel per day with respect to each of our Handymax and MR vessels, plus 1.50% commission on gross revenues per charter fixture. These are the same fees that SCM charges other vessel owners in these pools, including third-party owned vessels. For commercial management of our vessels that are not operating in any of the Scorpio Pools, we pay SCM a fee of $250 per vessel per day for each LR1 and LR2 vessel and $300 per vessel per day for each Handymax and MR vessel, plus 1.25% commission on gross revenues per charter fixture.
SSM’s services include day-to-day vessel operations, performing general maintenance, monitoring regulatory and classification society compliance, customer vetting procedures, supervising the maintenance and general efficiency of vessels, arranging the hiring of qualified officers and crew, arranging and supervising drydocking and repairs, purchasing supplies, spare parts and new equipment for vessels, appointing supervisors and technical consultants and providing technical support. We pay SSM an annual fee of $175,000 plus additional amounts for certain itemized services per vessel to provide technical management services for each of our owned vessels.

Amended Administrative Services Agreement
We have an Amended Administrative Services Agreement with SSH for the provision of administrative staff and office space, and administrative services, including accounting, legal compliance, financial and information technology services. SSH is a related party to us. We reimburse our Administrator for the reasonable direct or indirect expenses it incurs in providing us with the administrative services described above. The services provided to us by our Administrator may be sub-contracted to other entities within Scorpio.
Further, pursuant to our Amended Administrative Services Agreement, our Administrator, on behalf of itself and other members of Scorpio, has agreed that it will not directly own product or crude tankers ranging in size from 35,000 dwt to 200,000 dwt.
Our Amended Administrative Services Agreement may be terminated by us upon two years’ notice.
Competition
The operation of tanker vessels and transportation of crude and petroleum products is extremely competitive, in an industry that is capital intensive and highly fragmented. Demand for transportation of oil and oil products has declined, and could continue to decline, which could lead to increased competition. Competition arises primarily from other tanker owners, including major oil companies as well as independent tanker companies, some of whom have substantially greater resources than we do. Competition for the transportation of oil and oil products can be intense and depends on price, location, size, age, condition and the acceptability of the tanker and its operators to the charterers. We will have to compete with other tanker owners, including major oil companies as well as independent tanker companies.
Our market share may decrease in the future. We may not be able to compete profitably as we expand our business into new geographic regions or provide new services. New markets may require different skills, knowledge or strategies than we use in our current markets, and the competitors in those new markets may have greater financial strength and capital resources than us.

MANAGEMENT
Set forth below are the names, ages and positions of our directors and executive officers as of January 8, 2021. Our Board of Directors is elected annually, and each director elected holds office for a three-year term or until his or her successor shall have been duly elected and qualified, except in the event of his or her death, resignation, removal or the earlier termination of his or her term of office. The terms of our Class I directors expire at the 2023 annual meeting of shareholders, the terms of our Class II directors expire at the 2021 annual meeting of shareholders, and the terms of our Class III directors expire at the 2022 annual meeting of shareholders. Officers are elected from time to time by a vote of our Board of Directors and hold office until a successor is elected. The business address for each director and executive officer is the address of our principal executive office which is Scorpio Tankers Inc., 9, Boulevard Charles III, Monaco 98000.
Certain of our officers participate in business activities not associated with us. As a result, they may devote less time to us than if they were not engaged in other business activities and may owe fiduciary duties to both our shareholders as well as shareholders of other companies to which they may be affiliated, including other Scorpio companies. This may create conflicts of interest in matters involving or affecting us and our customers and it is not certain that any of these conflicts of interest would be resolved in our favor. While there are no formal requirements or guidelines for the allocation of our officers’ time between our business and the business of members of Scorpio, their performance of their duties is subject to the ongoing oversight of our Board of Directors.
Name	Age	Position
Emanuele A. Lauro	42	Chairman, Class I Director, and Chief Executive Officer
Robert Bugbee	60	President and Class II Director
Cameron Mackey	52	Chief Operating Officer and Class III Director
Brian Lee	54	Chief Financial Officer
Filippo Lauro	44	Vice President
Fan Yang	32	Secretary
Alexandre Albertini	44	Class III Director
Ademaro Lanzara	78	Class I Director
Marianne Økland	58	Class III Director
Jose Tarruella	49	Class II Director
Reidar Brekke	59	Class II Director
Merrick Rayner	65	Class I Director
Biographical information concerning the directors and executive officers listed above is set forth below.
Emanuele A. Lauro, Chairman and Chief Executive Officer
Emanuele A. Lauro, the Company’s founder, has served as Chairman and Chief Executive Officer since the closing of our initial public offering in April 2010. Mr. Emanuele Lauro also co-founded and serves as Chairman and Chief Executive Officer of Scorpio Bulkers Inc. (NYSE: SALT), which was formed in 2013 and of Hermitage Offshore Services Ltd. since December 2018. He also served as director of the Standard Club from May 2013 to January 2019. Mr. Emanuele Lauro joined Scorpio in 2003 and has continued to serve there in a senior management position since 2004. Under his leadership, Scorpio has grown from an owner of three vessels in 2003 to become a leading operator and manager of more than 250 vessels in 2019. Over the course of the last several years, Mr. Emanuele Lauro has founded and developed all of the Scorpio Pools in addition to several other ventures such as Scorpio Logistics, which owns and operates specialized assets engaged in the transshipment of dry cargo commodities and invests in coastal transportation and port infrastructure developments in Asia and Africa since 2007. He has a degree in international business from the European Business School, London. Mr. Emanuele Lauro is the brother of our Vice President, Mr. Filippo Lauro.

Robert Bugbee, President and Director
Robert Bugbee has served as a Director and President since the closing of our initial public offering in April 2010. He has more than 35 years of experience in the shipping industry. Mr. Bugbee also co-founded and serves as President and Director of Scorpio Bulkers Inc. since July and April 2013, respectively, and of Hermitage Offshore Services Ltd. since December 2018. He joined Scorpio in March 2009 and has continued to serve there in a senior management position. Prior to joining Scorpio, Mr. Bugbee was a partner at Ospraie Management LLP between 2007 and 2008, a company which advises and invests in commodities and basic industries. From 1995 to 2007, he was employed at OMI Corporation, or OMI, a NYSE-listed tanker company which was sold in 2007. While at OMI, Mr. Bugbee served as President from January 2002 until the sale of the company, and before that served as Executive Vice President since January 2001, Chief Operating Officer since March 2000, and Senior Vice President from August 1995 to June 1998. Mr. Bugbee joined OMI in February 1995. Prior to this, he was employed by Gotaas-Larsen Shipping Corporation since 1984. During this time, Mr. Bugbee took a two year sabbatical beginning 1987 for the M.I.B. Program at the Norwegian School for Economics and Business Administration in Bergen. He has a B.A. (Honors) from London University.
Cameron Mackey, Chief Operating Officer and Director
Cameron Mackey has served as the Company’s Chief Operating Officer since the closing of our initial public offering in April 2010 and as a Director since May 2013. Mr. Mackey also serves as Chief Operating Officer of Scorpio Bulkers Inc. since July 2013 and of Hermitage Offshore Services Ltd. since December 2018 where he also served as a director since July 2019. He joined Scorpio in March 2009, where he continues to serve in a senior management position. Prior to joining Scorpio, Mr. Mackey was an equity and commodity analyst at Ospraie Management LLC from 2007 to 2008. Prior to that, he was Senior Vice President of OMI Marine Services LLC from 2004 to 2007, where he was also in Business Development from 2002 to 2004. Mr. Mackey has been employed in the shipping industry since 1994 and, earlier in his career, was employed in unlicensed and licensed positions in the merchant navy, primarily on tankers in the international fleet of Mobil Oil Corporation, where he held the qualification of Master Mariner. He has an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology, a B.S. from the Massachusetts Maritime Academy and a B.A. from Princeton University.
Brian Lee, Chief Financial Officer
Brian Lee has served as Chief Financial Officer since the closing of our initial public offering in April 2010. He joined Scorpio in April 2009, where he continues to serve in a senior management position. He has been employed in the shipping industry since 1998. Prior to joining Scorpio, he was the Controller of OMI from 2001 until the sale of the company in 2007. Mr. Lee has an M.B.A. from the University of Connecticut and has a B.S. in Business Administration from the University at Buffalo, State University of New York.
Filippo Lauro, Vice President
Mr. Filippo Lauro has served as an executive officer of the Company with the title of Vice President since May 2015. He also serves as Vice President of Scorpio Bulkers Inc. since June 2016 and of Hermitage Offshore Services Ltd. since December 2018. Mr. Filippo Lauro joined Scorpio in 2010 and has continued to serve there in a senior management position. Prior to joining Scorpio, he was the founder of and held senior executive roles in several private companies, primarily active in real estate, golf courses and resorts development. Mr. Filippo Lauro is the brother of our Chairman and Chief Executive Officer, Mr. Emanuele Lauro.

Fan Yang, Secretary
Ms. Fan Yang joined Scorpio in February 2018 and also serves as secretary of Scorpio Bulkers Inc. and Hermitage Offshore Services Ltd. She is admitted as a solicitor of the Supreme Court of England and Wales.  Prior to joining Scorpio, Ms. Yang was in private practice in London at Travers Smith LLP and Freshfields Bruckhaus Deringer LLP, and led a law reform project at the Law Commission, an independent body that makes recommendations for the reform of the law of England and Wales to Parliament. She has a BA in Law from the University of Cambridge.
Ademaro Lanzara, Director
Ademaro Lanzara has served on our Board of Directors since the closing of our initial public offering in April 2010 and is our lead independent director. Mr. Lanzara has served as Chairman of Alkemia Capital Partners Sgr SpA, Padova since June 2018. Mr. Lanzara previously served as the Chairman of NEM Sgr SpA, Vicenza from November 2013 to June 2018, as the Chairman of BPV Finance (International) Plc Dublin from 2008 to May 2018, as the deputy Chairman and Chairman of the Audit and Compliance Committee of Cattolica Life DAC, Dublin from 2011 to July 2017 and as Chairman of BPVI Fondi Sgr SpA, Milano from April 2012 to November 2013. From 1963 to 2006, Mr. Lanzara held a number of positions with BNL spa Rome, a leading Italian banking group, including Deputy Group CEO, acting as the Chairman of the Credit Committee and Chairman of the Finance Committee. He also served as Chairman and/or director of a number of BNL controlled banks or financial companies in Europe, the United States and South America. He formerly served as a director of each of Istituto dell’Enciclopedia Italiana fondata da Giovanni Treccani Spa, Rome, Italy, the Institute of International Finance Inc. in Washington DC, Compagnie Financiere Edmond de Rothschild Banque, in Paris, France, ABI-Italian Banking Association in Rome, Italy, FITD-Interbank deposit Protection Fund, in Rome, Italy, ICC International Chamber of Commerce Italian section, Rome, Italy and Co-Chairman Round Table of Bankers and Small and Medium Enterprises, European Commission, in Brussels, Belgium. Mr. Lanzara has an economics degree (graduated magna cum laude) from the University of Naples, a law degree from the University of Naples and completed the Program for Management Development (PMD) at Harvard Business School.
Alexandre Albertini, Director
Alexandre Albertini has served on our Board of Directors since the closing of our initial public offering in April 2010. Mr. Albertini has more than 20 years of experience in the shipping industry. He has been employed by Marfin Management SAM, a drybulk ship management company, since 1997 and has served as its CEO since October 2010. Marfin operates 11 vessels, providing services such as technical and crew management as well as insurance, legal, financial, and information technology. In 2017, Mr. Albertini founded Factor8 Shipping SARL, a drybulk commercial management company managing on average 15 vessels. He also serves as President of Ant. Topic srl, a vessel and crewing agent based in Trieste, Italy. Mr. Albertini serves on the board of a private company in addition to various trade associations; BIMCO, Monaco Chamber of Shipping and since January 2016 has been a Director of The Steamship Mutual Underwriting Association (Bermuda) Limited.
Marianne Økland, Director
Marianne Økland has served on the Company’s Board of Directors since April 2013. She is also a non-executive director and Chair of the Audit Committee at Hermitage Offshore Services Ltd. Between 2010 and 2019, she held various non-executive director positions at IDFC Limited, IDFC Alternatives (India), Islandsbanki (Iceland), the National Bank of Greece and NLB (Slovenia). She was also a member of the Audit Committee of the National Bank of Greece, and the Chair of the Audit Committee of each of IDFC Limited and NLB (Solvenia). In addition, Ms. Økland served as Managing Director of Avista Partners, a London based consultancy company that provides advisory services and raises capital, from 2009 to 2018. Between 1993 and 2008, she held various investment banking positions at JP Morgan Chase & Co. and UBS where she focused on debt capital raising and structuring. Ms. Økland has led many transactions for large Nordic banks and insurance companies, and worked on some of the most significant mergers and acquisitions in these sectors. Between 1988 and 1993, she headed European operations of Marsoft, a Boston, Oslo and London based consulting firm that advises banks and large shipping, oil and raw material companies on shipping strategies and investments. Ms. Økland holds a M.Sc. degree in Finance and Economics from the Norwegian School of Economics and Business Administration where she also worked as a researcher and taught mathematics and statistics.

Jose Tarruella, Director
Jose Tarruella has served on our Board of Directors since May 2013. He is the founder and Chairman of Taorfi Gestion s.l., a company specializing in advertising and public relations, since February 2018. Mr. Tarruella is also the founder and Chairman of Camino de Esles s.l., a high-end restaurant chain with franchises throughout Madrid, Spain, since 2007. Prior to forming Taorfi Gestion and Camino de Esles, Mr. Tarruella was a Director in Group Tragaluz, which owns and operates restaurants throughout Spain. Mr. Tarruella also acted as a consultant for the Spanish interests of Rank Group plc (LSE: RNK.L) a leading European gaming-based entertainment business. He has been involved in corporate relations for Esade Business School in Madrid. He earned an International MBA from Esade Business School in Barcelona and an MA from the University of Navarre in Spain.
Reidar C. Brekke, Director
Reidar C. Brekke has served on the Company’s Board of Directors since December 2016. Mr. Brekke has over 20 years’ experience in the international energy, container logistics and transportation sector. He also serves as a member of the Board of Directors of Diana Containerships Inc. (NASDAQ: DCIX), a position he has held since June 2010, and as partner of Brightstar Capital Partners, a middle market private equity firm. From December 2012 to August 2018, Mr. Brekke served as a board member and President of Intermodal Holdings LP, a New York based portfolio company that invests in and operates marine containers. From 2008 to 2012, Mr. Brekke served as President of Energy Capital Solution Inc., a company that provides strategic and financial advisory services to international shipping, logistics and energy related companies. From 2003 to 2008, he served as Manager of Poten Capital Services LLC, a registered broker-dealer specialized in the maritime sector. Prior to 2003, Mr. Brekke served as Chief Financial Officer, then President and Chief Operating Officer, of SynchroNet Marine, a logistics service provider to the global container transportation industry. He also held various senior positions with AMA Capital Partners LLC (formerly American Marine Advisers), a merchant banking firm focused on the maritime and energy industries. Furthermore, Mr. Brekke has been an adjunct professor at Columbia University’s School of International and Public Affairs—Center for Energy, Marine Transportation and Public Policy. Mr. Brekke graduated from the New Mexico Military Institute in 1986 and has an MBA from the University of Nevada, Reno.
Merrick Rayner, Director
Merrick Rayner has served on our Board of Directors since September 2017. Mr. Rayner has over 40 years of experience in the tanker business. From 1974 to 2003, Mr. Rayner was a broker at H. Clarkson & Company Limited shipbrokers, with experience in both the deep-sea tanker chartering business as well as new and second hand vessel sale and purchase. From 1987 to 1989, Mr. Rayner served as Director of Clarkson Sale and Purchase Division. From 1989 until leaving H. Clarkson & Company Limited in 2003, he was a director of the company, and also served as a director of Clarkson Research Studies from 1992 until 2003. In 2003, Mr. Rayner joined E.A. Gibson’s shipbrokers as a broker, where he developed the company’s time charter group. He also served as a director of Gibson’s from 2012 until his retirement in 2016. Mr. Rayner currently resides in the United Kingdom.

DESCRIPTION OF NOTES
The following description is only a summary of certain provisions of the Notes and the Indenture (as defined below). You should read these documents in their entirety because they, and not this description, define your rights as holders of the Notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the TIA. Unless the context requires otherwise, all references to “we,” “us,” “our” and the “Company” in this section refer solely to Scorpio Tankers Inc., the issuer of the Notes, and not to any of its subsidiaries.
The following description of the particular terms of the Notes offered hereby supplements the “Description of Debt Securities” set forth in the accompanying base prospectus.
General
The Notes will be issued under an indenture dated as of May 12, 2014 (the “Base Indenture”), between us and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a fourth supplemental indenture dated as of May 29, 2020 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). We previously issued $28.1 aggregate principal amount of 7.00% Fixed Rate Senior Unsecured Notes due 2025 under the Indenture, all of which remain outstanding (the “Initial Notes”). The Notes offered hereby are Additional Notes under the Indenture and will have the same terms as (other than date of issuance), form a single series of debt securities with and have the same CUSIP number and be fungible with, the Initial Notes immediately upon issuance, including for purposes of notices, consents, waivers, amendments and any other action permitted under the Indenture.  References to “Notes” in this section of this prospectus supplement include both the Initial Notes and the Notes offered hereby.
Except as set forth under “—Optional Redemption,” the Notes may not be redeemed in whole or in part, at any time.
We will issue the Notes in an aggregate principal amount of up to $75,000,000 (excluding the Initial Notes). The Indenture does not limit the amount of debt securities that we may issue under the Indenture and provides that debt securities may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue debt securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first interest payment date and/or amount) as, and ranking equally and ratably with, the Notes. Any additional debt securities having such similar terms (“Additional Notes”), together with the Notes, will constitute a single series of debt securities under the Indenture, including for purposes of voting and redemptions, and any Additional Notes issued as part of the same series as the Notes will be fungible with the Notes for United States federal income tax purposes or will have a separate CUSIP number from that for the Notes. No Additional Notes may be issued if an event of default has occurred and is continuing with respect to the Notes. For the avoidance of doubt, so long as no default or event of default hereunder would result therefrom, nothing contained herein shall prohibit the Company from entering into bank debt, including without limitation, bank debt that may be syndicated.
Other than as described under “—Certain Covenants,” the Indenture does not and the terms of the Notes will not contain any covenants restricting the operation of our business or our ability to incur debt or grant liens on our assets or that are designed to afford holders of the Notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the Notes.
The Notes will mature on June 30, 2025 and will bear interest at an annual rate of 7.00% per year.

Interest on the Notes will accrue at a rate of 7.00% per year from the most recent interest payment date immediately preceding the respective dates of issuance of the Notes from time to time, except that Notes purchased after the record dates noted below, but prior to the interest payment date immediately following such record date (or if settlement of a purchase of Notes otherwise occurs after such record date but prior to the interest payment date immediately following such record date), will not begin to accrue interest until the interest payment date immediately following such record date. Interest on the Notes is payable quarterly in arrears on the 30th day of March, June, September and December of each year, only to holders of record of the Notes at the close of business on the 15th day of March, June, September and December, respectively, of each year (whether or not that date is a business day), immediately preceding such interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
If any interest payment date or the maturity date of the Notes falls on a day that is not a business day, the related payment of interest or principal, as the case may be, will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such interest payment date or the maturity date of the Notes, as the case may be, to such next business day.
The Notes will not be entitled to the benefit of any sinking fund.
The Notes will be issued only in fully registered form without coupons and in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof. The Notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). Except as described under “—Book-entry System; Delivery and Form,” the Notes will not be issuable in certificated form.
Ranking
The Notes will be our unsubordinated unsecured obligations and will rank equally in right of payment with all our existing and future unsubordinated unsecured indebtedness. The Notes will rank senior in right of payment to all of our existing and future subordinated indebtedness. The Notes will effectively rank junior to our current and any future secured indebtedness incurred by us, to the extent of the value of the assets securing such indebtedness. See “Risk Factors—The Notes will be unsecured obligations and will be effectively subordinated to our secured debt.”
The Notes will be obligations solely of the Company and will not be guaranteed by any of our subsidiaries. We derive substantially all of our operating income and cash flow from our investments in our subsidiaries. Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. As a result, the Notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, other than us, of our subsidiaries. See “Risk Factors—Our subsidiaries conduct the substantial majority of our operations and own our operating assets, and your right to receive payments on the Notes is structurally subordinated to the rights of the lenders of our subsidiaries.”
As of January 8, 2021, we had approximately $3.1 billion of outstanding indebtedness (of which approximately $2.9 billion was secured or part of vessel leasing arrangements).
Listing
The Initial Notes are, and the Notes (when issued) will be, listed on the NYSE under the symbol “SBBA.”

Trading Characteristics
The Notes are expected to trade at a price that takes into account the value, if any, of accrued but unpaid interest; thus, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to the Notes that is not included in the trading price thereof. Any portion of the trading price of a Note received that is attributable to accrued interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Note.
Additional Amounts
All payments made by or on behalf of the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of the government of the Republic of Marshall Islands or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Company (including any successor entity) is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (including, without limitation, the jurisdiction of each paying agent) (each a “Specified Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the Notes, the Company will pay such additional amounts (the “Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by a holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:
(1) any Taxes that would not have been so imposed but for the holder or beneficial owner of the Notes having any present or former connection with the Specified Tax Jurisdiction (other than the mere acquisition, ownership, holding, enforcement or receipt of payment in respect of the Notes);
(2) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;
(3) any Taxes payable other than by deduction or withholding from payments under, or with respect to, the Notes;
(4) any Taxes imposed as a result of the failure of the holder or beneficial owner of the Notes to complete, execute and deliver to the Company any form or document to the extent applicable to such holder or beneficial owner that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Company in order to enable the Company to make payments on the Notes without deduction or withholding for Taxes, or with deduction or withholding of a lesser amount, which form or document will be delivered within 60 days of a written request therefor by the Company;
(5) any Taxes that would not have been so imposed but for the beneficiary of the payment having presented a note for payment (in cases in which presentation is required) more than 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);
(6) any Taxes imposed on or with respect to any payment by the Company to the holder if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note;

(7) any Taxes that are required to be deducted or withheld on a payment pursuant to European Council Directive 2003/48/EC or any law implementing, or introduced in order to conform to, such directive; or
(8) any combination of items (1) through (7) above.
If the Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Company will deliver to the Trustee and paying agent at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee and paying agent promptly thereafter but in no event later than five calendar days prior to the date of payment) an officers’ certificate stating the fact that Additional Amounts will be payable and the amount so payable. The officers’ certificate must also set forth any other information necessary to enable the paying agent to pay Additional Amounts to holders on the relevant payment date. The Trustee and paying agent will be entitled to rely solely on such officers’ certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and paying agent with documentation reasonably satisfactory to the Trustee and paying agent evidencing the payment of Additional Amounts.
The Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant governmental authority on a timely basis in accordance with applicable law. As soon as practicable, the Company will provide the Trustee and paying agent with an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee and paying agent evidencing the payment of the Taxes so withheld or deducted. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee and paying agent to the holders of the Notes.
Whenever in the Indenture there is referenced, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or any other amount payable under, or with respect to, the Notes, such reference will be deemed to include payment of Additional Amounts as described under this caption to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Company will indemnify a holder, within 10 business days after written demand therefor, for the full amount of any Taxes paid by such holder to a governmental authority of a Specified Tax Jurisdiction, on or with respect to any payment by on or account of any obligation of the Company to withhold or deduct an amount on account of Taxes for which the Company would have been obligated to pay Additional Amounts hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Company by a holder will be conclusive absent manifest error.
The Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any Specified Tax Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes, and the Company will indemnify the holders for any such taxes paid by such holders.
The obligations described under this caption will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or authority or agency thereof or therein.

Optional Redemption
Except as described below and under “—Optional Redemption Upon Change of Control,” the Notes will not be redeemable by us at our option prior to June 30, 2022.
The Notes will be redeemable at our option, in whole or in part, at any time on or after June 30, 2022, upon providing not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as a percentage of the principal amount to be redeemed), plus accrued and unpaid interest, if any, to but excluding, the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on June 30 of the years indicated below:

Year	Redemption Return Price
2022	102.0%
2023	101.0%
2024 and thereafter	100.0%
Additionally, we or our affiliates may purchase Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that we or they purchase may, at our discretion, be held, resold or canceled.
Optional Redemption Upon Change of Control
Prior to June 30, 2022, the Company may redeem the Notes, at its option, in whole but not in part, at any time within 90 days of the occurrence of the Change of Control, upon providing not less than 30 nor more than 60 days’ notice, at 104% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
A “Change of Control” will be deemed to have occurred at the time after the Notes are originally issued if:
(1)
any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than one or more Permitted Holders, is or becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such Person shall be deemed to have “Beneficial Ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company;

(2)
the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holder or (ii) a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100.0% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction;

(3)	“Continuing Directors” (as defined below) cease to constitute at least a majority of the Company’s board of directors; or
(4)
if after the Notes are initially listed on the NYSE or another national securities exchange, the Notes fail, or at any point cease, to be listed on the NYSE or such other national securities exchange. For the avoidance of doubt, it shall not be a Change of Control if after the Notes are initially listed on the NYSE or another national securities exchange, such Notes are subsequently listed on a different national securities exchange and the prior listing is terminated.

“Continuing Director” means a director who either was a member of our board of directors on the issue date of the Notes or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval by such election or appointment.
“Permitted Holder” means (a) Emanuele Lauro, (b) Scorpio Services Holding Limited, (c) any immediate family member of Emanuele Lauro, or (d) one or more affiliates of any person listed in (a), (b) or (c). “Immediate family members” shall refer to a person’s spouse, parent, children and siblings.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
Selection for Redemption
If fewer than all of the Notes are to be redeemed at any time, the registrar will select the Notes, or portions thereof, to be redeemed, in compliance with the requirements of DTC, or if DTC prescribes no method of selection, on a pro rata basis, by lot or by any other method the registrar deems fair and reasonable; provided, however, that Notes, and portions thereof, selected for redemption shall only be in amounts of $25.00 or whole multiples of $25.00.
Notice of Redemption
Notices of redemption shall be sent at least 30 but not more than 60 days before the applicable redemption date to each holder of Notes to be redeemed at its registered address. We will, at least five calendar days prior to the publication or sending of any notice of redemption of any Notes as described under this caption, furnish to the Trustee and the registrar written notice of redemption.
A notice of redemption will identify the Notes to be redeemed and will state the provision of the Indenture pursuant to which the Notes are being redeemed; the redemption date; the redemption price, including the portion thereof constituting accrued and unpaid interest, if any; the amount of Additional Amounts, if any, payable on the date fixed for redemption; the name and address of the paying agent; that Notes called for redemption must be surrendered to the paying agent to collect the redemption price; that unless we default in making the redemption payment on the Notes called for redemption, interest on such Notes will cease to accrue on and after the redemption date; and that the Notes called for redemption will become due on the date fixed for redemption.
If money sufficient to pay the redemption price of all of the Notes, or portions thereof, to be redeemed on the applicable redemption date is irrevocably deposited with the Trustee or paying agent on or before the applicable redemption date, then on and after such redemption date, interest will cease to accrue on such Notes, or such portion thereof, called for redemption and such Notes will be deemed to be no longer outstanding.

Certain Covenants
The Indenture includes the following restrictive covenants. Certain defined terms relevant to the covenants are set forth under “—Certain Definitions and Interpretations” below.
(1) Limitation on Borrowings. The Company shall not permit Net Borrowings to equal or exceed 70.0% of Total Assets.
(2) Limitation on Minimum Net Worth. The Company shall ensure that Net Worth always exceeds six hundred fifty million dollars (US$650,000,000).
(3) Restricted Payments. If (i) an event of default or an event or circumstance which, with the giving of any notice or the lapse of time, would constitute an event of default has occurred and is continuing, (ii) an event of default or an event or circumstance which, with the giving of any notice or the lapse of time, would constitute an event of default would result therefrom, (iii) the Company is not in compliance with the covenant described under “—Limitation on Borrowings” or “—Limitation on Minimum Net Worth” in Certain Covenants hereof, or (iv) any payment of dividends or any form of distribution or return of capital would result in the Company not being in compliance with the covenant described under “—Limitation on Borrowings” or “—Limitation on Minimum Net Worth” in Certain Covenants hereof, then none of the Company or any subsidiary will declare or pay any dividends or return any capital to its equity holders (other than the Company or a wholly-owned subsidiary of the Company) or authorize or make any other distribution, payment or delivery of property or cash to its equity holders (other than the Company or a wholly-owned subsidiary of the Company), or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any interest of any class or series of its equity interests (or acquire any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding and held by persons other than the Company or any wholly-owned subsidiary, or repay any subordinated loans to equity holders (other than the Company or a wholly-owned subsidiary of the Company) or set aside any funds for any of the foregoing purposes (“Restricted Payments”).
(4) Line of Business. The Company will not, nor will the Company permit any of its subsidiaries (other than an Immaterial Subsidiary) to, engage primarily in any business other than a Permitted Business.
(5) Limitation on Asset Sales. The Company shall not, and shall not permit any of its subsidiaries to, in the ordinary course of business or otherwise, sell, lease, convey, transfer or otherwise dispose of any of the Company’s, or of any such subsidiary’s, assets (including capital stock and warrants, options or other rights to acquire capital stock) (an “Asset Sale”), other than pursuant to a Permitted Asset Sale or a Limited Permitted Asset Sale, unless (A) the Company receives, or the relevant subsidiary of the Company receives, consideration at the time of such Asset Sale at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the board of directors of the Company, of the assets subject to such Asset Sale, and (B) within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the relevant subsidiary of the Company, as the case may be, shall apply all such Net Proceeds to:
(a) repay or prepay indebtedness under any Credit Facility secured by a lien on assets of the Company or any of its subsidiaries;
(b) acquire all or substantially all of the assets of, or any Capital Stock of, a person primarily engaged in a Permitted Business; provided, that in the case of the acquisition of Capital Stock of any Person, such Person is or becomes a subsidiary of the Company and will be subject to all restrictions described in this “Description of Notes” as applying to subsidiaries of the Company existing on the date the Notes are issued;
(c) make a capital expenditure;
(d) acquire other assets that are not classified as current assets under IFRS and that are used or useful in a Permitted Business (including, without limitation, Vessels and Related Assets);

(e) repay unsecured senior indebtedness of the Company or any subsidiary (including any redemption, repurchase, retirement or other acquisition of the Notes); and
(f) any combination of the transactions permitted by the foregoing clauses (a) through (e), provided, that any sale, assignment, conveyance, transfer or lease of all or substantially all of the Company’s properties and assets to any person or persons (whether in a single transaction or a series of related transactions) will be governed by the provisions described under the captions “—Optional Redemption Upon Change of Control” and “—Consolidation, Merger and Sale of Assets,” and not by the provisions of this “—Limitation on Asset Sales.”
A (1) binding contract to apply the Net Proceeds in accordance with clauses (b) through (d) above shall toll the 365-day period in respect of such Net Proceeds or (2) determination by the Company to apply all or a portion of such Net Proceeds toward the exercise of an outstanding purchase option contract shall toll the 365-day period in respect of such Net Proceeds or portion thereof, in each case, for a period not to exceed 365 days or, in the case of a binding contract to acquire one or more Vessels, until the end of the construction or delivery period specified in such binding contract, as the same may be extended, from the expiration of the aforementioned 365-day period, provided that such binding contract and such determination by the Company, in each case, shall be treated as a permitted application of Net Proceeds from the date of such binding contract or determination until and only until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) (i) in the case of a construction contract or any exercised purchase option contract, the date of expiration or termination of such construction contract or exercised purchase option contract and (ii) in all other cases, the 365th day following the expiration of the aforementioned 365-day period.
Pending the final application of any Net Proceeds, the Company or any of its subsidiaries may apply Net Proceeds to the repayment or reduction of outstanding indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.
If a Limited Permitted Asset Sale occurs at any time, the Company must, within 30 days of such Limited Permitted Asset Sale, make an offer to purchase Notes having a principal amount equal to the Excess Proceeds of such Limited Permitted Asset Sale. The price that the Company will be required to pay (the “Limited Permitted Asset Sale Purchase Price”) is equal to 101.0% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Limited Permitted Asset Sale Purchase Date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date. If the offer to purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $25.00 principal amount will be purchased. The “Limited Permitted Asset Sale Purchase Date” will be a date specified by us that is not less than 20 nor more than 35 calendar days following the date of our Limited Permitted Asset Sale notice as described below. Any Notes purchased by us will be paid for in cash. See “—Offer to Purchase.”
(6) Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate signed by two of the Company’s officers, one of which shall be the principal executive, principal financial or principal accounting officer of the Company, stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to such officers signing such certificate, that to the best of his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a default or event of default shall have occurred, describing all such defaults or events of default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).
In addition, the Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an officers’ certificate signed by two of the Company’s officers, one of which shall be the principal executive, principal financial or principal accounting officer of the Company, of the occurrence of any event of default described under “—Events of Default” and any event of which such officers become aware that with the giving of notice or the lapse of time or both would become such an event of default, its status and what action the Company is taking or proposes to take with respect thereto.

Certain Definitions and Interpretations
For purposes of the foregoing provisions, the following definitions shall apply:
“Cash and Cash Equivalents” means, as of a given date, the Company’s cash and cash equivalents as determined in accordance with IFRS.
“Credit Facility” means, with respect to Scorpio Tankers Inc. or any of its subsidiaries, any debt or commercial paper facilities with banks or other lenders providing for revolving credit, term loans or letters of credit or any agreement treated as a finance or capital lease if and to the extent any of the preceding items would appear as a liability upon a balance sheet of the specified person prepared in accordance with IFRS.
“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Immaterial Subsidiary” means any subsidiary whose net book value of its assets or revenues is not in excess of 10.0% of the net book value of the consolidated Total Assets or consolidated vessel revenue of the Company as set out in the annual audited consolidated financial statements of the Company for the immediately preceding fiscal year, provided that, at no time shall (a) the total assets of all Immaterial Subsidiaries exceed 10.0% of the consolidated Total Assets of the Company or (b) the total vessel revenues calculated with respect to all Immaterial Subsidiaries (calculated on a stand-alone basis), in the aggregate, exceed 10.0% of the consolidated vessel revenue of the Company, in each case as set out in the annual audited consolidated financial statements of the Company for the immediately preceding fiscal year.
“Limited Permitted Asset Sale” means any sale, transfer, lease or other disposition of any of the Company’s or its subsidiaries’ assets (in the ordinary course of business or otherwise) during a single fiscal year, in a single transaction or series of transactions, (i) the Net Proceeds of which have not been applied pursuant to clauses (1) through (6) in accordance with the requirements set forth in “—Limitation on Asset Sales” and (ii) that results in Net Proceeds in excess of the amount provided for in clause (1) of the definition of Permitted Asset Sale, provided that the Net Proceeds of such Limited Permitted Asset Sale represent consideration at the time of such sale, transfer, lease or other disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the board of directors of the Company, of the assets subject to such sale, transfer, lease or other disposition. Any Net Proceeds that are not applied or invested as provided in (i) above and are in excess of the amount provided for in clause (1) of the definition of Permitted Asset Sale will constitute “Excess Proceeds.” For the avoidance of doubt, a Limited Permitted Asset Sale may occur only once. Following the first occurrence of a Limited Permitted Asset Sale, no further Limited Permitted Asset Sale shall be permitted;
“Net Borrowings” means, in respect of Scorpio Tankers Inc. on a consolidated basis, as of a given date the aggregate of the following, without duplication:
(1) Total Borrowings; less
(2) Cash and Cash Equivalents.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any other consideration received in the form of assumption by the purchaser of indebtedness or other obligations relating to the property or assets that are the subject of such Asset Sale or received in any other non-cash form and not disposed of for cash), net of fees, commissions, expenses and other direct costs relating to such Asset Sale, including, without limitation, (a) fees and expenses related to such Asset Sale (including legal, accounting and investment banking fees, title and recording tax fees and sales and brokerage commissions, and any relocation expenses and severance or shutdown costs incurred as a result of such Asset Sale), (b) all federal, state, provincial, foreign and local taxes paid or payable as a result of the Asset Sale, (c) any escrow or reserve for adjustment in respect of the sale price of such assets established in accordance with IFRS and any reserve in accordance with IFRS against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, except to the extent that such proceeds are released from any such escrow or to the extent such reserve is reduced or eliminated, and (d) any indebtedness required by its terms to be repaid, repurchased, redeemed or otherwise retired upon the applicable Asset Sale.

“Net Worth” means, as of a given date, the result of, without duplication:
(1) Total Assets, less
(2)	Total Borrowings (without giving effect to any fair value adjustments pursuant to IFRS 13 Fair Value Measurement).
“Permitted Asset Sale” means:
(1) any sale, transfer, lease or other disposition of any of the Company’s or its subsidiaries’ assets (in the ordinary course of business or otherwise) in any transaction or series of transactions, such that (A) the aggregate market value of all assets so sold, transferred, leased or otherwise disposed of during any fiscal year may be up to (and including) 15.0% of the aggregate market value of all of the Company’s and the Company’s subsidiaries’ assets (on a consolidated basis) on the last day of the immediately preceding fiscal year and (B) the Company receives, or the relevant subsidiary of the Company receives, consideration at the time of such sale, transfer, lease or other disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the board of directors of the Company, of the assets subject to such sale, transfer, lease or other disposition;
(2) (a) the actual or constructive total loss of a Vessel or the agreed or compromised total loss of a Vessel, (b) the destruction of a Vessel, (c) damage to a Vessel to an extent as shall make repair thereof uneconomical or shall render such Vessel permanently unfit for normal use (other than obsolescence) or (d) the condemnation, confiscation, requisition for title, seizure, forfeiture or other taking of title to or use of a Vessel that shall not be revoked within 30 days, in each case as determined in good faith by the board of directors of the Company, provided that the aggregate market value of all assets included as a Permitted Asset Sale pursuant to this clause (2) during any fiscal year may not exceed 10.0% of the aggregate market value of all of the Company’s and the Company’s subsidiaries’ assets (on a consolidated basis) on the last day of the immediately preceding fiscal year; and
(3) any sale of a Vessel entered into in connection with a sale and lease back transaction where concurrently with the sale of the Vessel the Company or one or more of its subsidiaries enter into a finance lease pursuant to which the Company or a subsidiary has the right or the obligation to purchase the Vessel at the termination of the lease.
“Permitted Business” means any business conducted by the Company or any of its subsidiaries as described in the Company’s annual report on Form 20-F for the year ended December 31, 2019 and any businesses that, in the good faith judgment of the board of directors of the Company, are reasonably related, ancillary, supplemental or complementary thereto, or reasonable extensions thereof, including without limitation, the direct or indirect ownership, management, operation and chartering of Vessels and any business incidental thereto.
“Related Assets” means (a) any insurance policies and contracts from time to time in force with respect to a Vessel, (b) the capital stock of any subsidiary of the Company owning one or more Vessels and related assets, (c) any requisition compensation payable in respect of any compulsory acquisition of a Vessel, (d) any earnings derived from the use or operation of a Vessel and/or any earnings account with respect to such earnings, (e) any charters, operating leases, contracts of affreightment, Vessel purchase options and related agreements entered and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease, Vessel purchase option or agreement, (f) any cash collateral account established with respect to a Vessel pursuant to the financing arrangement with respect thereto, (g) any building, conversion or repair contracts relating to a Vessel and any security or guarantee in respect of the builder’s obligations under such contract and (h) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of a Vessel and any asset reasonably related, ancillary or complementary thereto.
“Total Assets” means, in respect of Scorpio Tankers Inc. on a consolidated basis, as of a given date, all of the assets of Scorpio Tankers Inc. of the types presented on its consolidated balance sheet.

“Total Borrowings” means, in respect of Scorpio Tankers Inc. on a consolidated basis, as of a given date, the aggregate of the following, without duplication:
(1)	the outstanding principal amount of any moneys borrowed; plus
(2)	the outstanding principal amount of any acceptance under any acceptance credit; plus
(3)	the outstanding principal amount of any bond, note, debenture or other similar instrument; plus
(4)
the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which obligation is required to be classified and accounted for as a capital lease obligation under IFRS, and, for purposes of the indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with IFRS; plus

(5)
the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under IFRS); plus

(6)
the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus

(7)	any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (3) above; plus
(8)
the outstanding principal amount of any indebtedness of any person of a type referred to in the above clauses of this definition which is the subject of a guarantee given by Scorpio Tankers Inc. to the extent that such guaranteed indebtedness is determined and given a value in respect of Scorpio Tankers Inc. on a consolidated basis in accordance with IFRS.

Notwithstanding the foregoing, “Total Borrowings” shall not include any indebtedness or obligations arising from derivative transactions entered into solely for purposes of protecting against interest rate or currency fluctuations.
For purposes of the foregoing provisions and definitions, any accounting term, phrase, calculation, determination or treatment used, required or referred to in this Certain Covenants section is to be construed in accordance with IFRS in effect as of December 31, 2019.
“Vessels” means one or more shipping vessels primarily designed and utilized for the transport of cargo, including, without limitation, bulk carriers, freighters, general cargo carriers, containerships and tankers, but excluding passenger vessels, or which are otherwise engaged, used or useful in any business activities of the Company, in each case together with all related spares, equipment and any additions or improvements.
Offer to Purchase
On or before the 30th day after the occurrence of a Limited Permitted Asset Sale, we will provide to all holders of the Notes and the Trustee and paying agent a notice of the occurrence of the Limited Permitted Asset Sale and of the resulting purchase right. Such notice shall state, among other things:
•	the events causing a Limited Permitted Asset Sale;
•	the date of the Limited Permitted Asset Sale;
•	the last date on which a holder may exercise the repurchase right;

•	the Limited Permitted Asset Sale Purchase Price;
•	the Limited Permitted Asset Sale Purchase Date;
•	the name and address of the paying agent; and
•	the procedures that holders must follow to require us to purchase their Notes.
Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time to achieve a broad dissemination of such notice.
To exercise the Limited Permitted Asset Sale purchase right, a holder of Notes must deliver, on or before the third business day (or as otherwise provided in the notice provided for above) immediately preceding the Limited Permitted Asset Sale Purchase Date, the Notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Purchase Notice” on the reverse side of the Notes duly completed, to the paying agent. Such purchase notice must:
•	if certificated, state the certificate numbers of the Notes to be delivered for purchase;
•	if not certificated, comply with requisite DTC procedures;
•	state the portion of the principal amount of Notes to be purchased, which must be $25 or a multiple thereof; and
•	state that the Notes are to be purchased by us pursuant to the applicable provisions of the Notes and the Indenture.
The holder of such Notes may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the Limited Permitted Asset Sale Purchase Date. The notice of withdrawal shall:
•	state the principal amount of the withdrawn Notes;
•	if certificated Notes have been issued, state the certificate numbers of the withdrawn Notes;
•	if not certificated, comply with requisite DTC procedures; and
•	state the principal amount, if any, which remains subject to the purchase notice.
We will be required to purchase the Notes on the Limited Permitted Asset Sale Purchase Date. The holder of such Notes will receive payment of the Limited Permitted Asset Sale Purchase Price on the later of the Limited Permitted Asset Sale Purchase Date and the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money or securities sufficient to pay the Limited Permitted Asset Sale Purchase Price of the Notes on the Limited Permitted Asset Sale Purchase Date, then:
•
the Notes will cease to be outstanding and interest, including any additional interest, if any, will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

•	all other rights of the holder of such Notes will terminate (other than the right to receive the Limited Permitted Asset Sale Purchase Price).

In connection with any offer to purchase Notes pursuant to a Limited Permitted Asset Sale purchase notice, the Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Limited Permitted Asset Sale.
No Notes may be purchased at the option of holders thereof upon a Limited Permitted Asset Sale if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, any other person or sell, assign, convey, transfer or lease all or substantially all of our properties and assets (whether in a single transaction or a series of related transactions) to any person or persons, unless:
•
the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing in the Republic of the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, Norway, Greece, Hong Kong, the United Kingdom, Malta, any Member State of the European Union and any other jurisdiction generally acceptable, as determined in good faith by the board of directors of the Company, to institutional lenders in the shipping industries;

•
the successor person (if any) expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, and any interest on, all Notes and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•
the Company shall have delivered to the Trustee, prior to the consummation of the proposed transaction, an officers’ certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and such supplemental indenture comply with the Indenture.

Upon any consolidation, merger, sale, assignment, conveyance, transfer or lease of the properties and assets of the Company in accordance with the foregoing provisions, the successor person formed by such consolidation or into which we are merged or to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture; and thereafter, except in the case of a lease, the Company shall be released from all obligations and covenants under the Indenture and the Notes.

Events of Default
The Notes are subject to the following events of default:
(1)	failure to pay principal or any premium on the Notes when due;
(2)	failure to pay any interest when due, continued for 30 days;
(3)	failure to perform or comply with the provisions of the Indenture relating to mergers and similar events;
(4)
failure to provide notice of a Limited Permitted Asset Sale or to redeem Notes or repurchase Notes tendered for repurchase following the occurrence of a Change of Control or a Limited Permitted Asset Sale in conformity with the covenants set forth under the caption “—Limitation on Asset Sales” or “—Optional Redemption Upon Change of Control”, as applicable;

(5)
failure to perform any of our other covenants in the Indenture, continued for 60 days after written notice has been given by the Trustee, or the holders of at least 25.0% in principal amount of the outstanding Notes, as provided in the Indenture;

(6)
any final judgment or decree for the payment of money in excess of $25.0 million is entered against us and remains outstanding for a period of 90 consecutive days following entry of such final judgment or decree and is not discharged, waived or stayed; and

(7)	certain events of bankruptcy, insolvency or reorganization affecting us or any significant subsidiary.
If an event of default, other than an event of default described in clause (7) above, occurs and is continuing, either the Trustee or the holders of at least 25.0% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes then outstanding and accrued and unpaid interest, if any, to be due and payable immediately. If an event of default described in clause (7) above occurs, the principal amount of the Notes then outstanding and accrued and unpaid interest, if any, will automatically become immediately due and payable.
After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and any premium, interest or Additional Amounts which have become due as a result of such acceleration, have been cured or waived.
Notwithstanding the foregoing, if we so elect, the sole remedy under the Indenture for an event of default relating to (i) our failure to file with the Trustee pursuant to Section 314(a)(1) of the TIA any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the failure to comply with our annual reporting obligations to the Trustee and the SEC, as described under “—Reports” below, will, after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to (i) 0.25% per annum of the outstanding principal amount of the Notes for each day during the 90-day period beginning on, and including, the date on which such event of default first occurs and on which such event of default is continuing; and (ii) 0.50% per annum of the outstanding principal amount of the Notes for each day during the 90-day period beginning on, and including, the 91st day following, and including the date on which such event of default first occurs and on which such event of default is continuing. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the Notes will be subject to acceleration as provided above. This additional interest will be payable in arrears on the same dates and in the same manner as regular interest on the Notes. On the 181st day after such event of default first occurs (if not waived or cured prior to such 181st day), such additional interest will cease to accrue and the Notes will be subject to acceleration as provided above. The provisions of the Indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other events of default.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of Notes and the Trustee and paying agent of such election on or before the close of business on the fifth business day prior to the date on which such event of default would otherwise occur. Upon our failure to timely give such notice or pay additional interest, the Notes will be immediately subject to acceleration as provided above.
The Trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the Indenture and applicable law and upon providing indemnification satisfactory to the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Indenture provides that in the event that an event of default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of his or her own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture (except actions for payment of overdue principal and interest), unless:
•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;
•
the holders of not less than 25.0% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
•	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and
•
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes; it being understood and intended that no one or more of such holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders.

However, notwithstanding any other provision in the Indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on the stated maturity date (or, in the case of redemption, on the applicable redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding Notes may waive any default or event of default unless:
•	we fail to pay the principal of or any interest on any Note when due; or
•	we fail to comply with any of the provisions of the Indenture that would require the consent of the holder of each outstanding Note affected.
The Indenture provides that within 120 days after the Trustee receives written notice of a default, the Trustee shall transmit by mail to all holders of Notes, notice of such default hereunder, unless such default shall have been cured or waived. Except in the case of a default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the best interest of the holders of Notes.
Each holder of Notes shall have the right to receive payment or delivery, as the case may be, of:
•	the principal (including the Limited Permitted Asset Sale Purchase Price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	Additional Amounts, if any, on
such holder’s Notes, on or after the respective due dates expressed or provided for in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.
Modification and Waiver
Except as otherwise set forth below, we and the Trustee may amend or supplement the Indenture with respect to the Notes with the consent (including consents obtained in connection with any tender offer or exchange offer) of the holders of a majority in aggregate principal amount of the outstanding Notes. In addition, except as otherwise set forth below, the holders of a majority in aggregate principal amount of the outstanding Notes may waive our compliance in any instance with any provision of the Indenture without notice to the other holders of Notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding Notes affected thereby if such amendment, supplement or waiver would:
•	change the stated maturity of the principal of or any interest on the Notes;
•	reduce the principal amount of or interest on the Notes;
•	change the interest rate applicable to the Notes;
•	change the currency of payment of principal of or interest on the Notes or change any Note’s place of payment;
•
impair the right of any holder to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;

•	modify the provisions with respect to the purchase rights of the holders as described above under “—Limitation on Asset Sales” in a manner adverse to holders of Notes;

•	change the ranking of the Notes;
•	change our obligation to pay Additional Amounts on any Note;
•
waive a default or event of default in the payment of the principal of or interest, if any, on any Note (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the outstanding Notes and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any Note or change any of the provisions with respect to the redemption of the Notes; or
•
modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of the Notes.

Notwithstanding the foregoing, we and the Trustee may amend or supplement the Indenture or the Notes without notice to, or the consent of, the holders of the Notes to:
•	cure any ambiguity, omission, defect or inconsistency that does not adversely affect the rights of any holder of the Notes in any material respect;
•	provide for the assumption by a successor corporation of our obligations under the Indenture in accordance with the provisions of the Indenture;
•	secure the Notes;
•	add to our covenants for the benefit of the holders of the Notes or surrender any right or power conferred upon us;
•	to provide for uncertificated Notes, at any time the Notes are in certificated form;
•	to evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Notes;
•	comply with the requirements of the TIA and any rules promulgated under the TIA; or
•	make any change that does not adversely affect the rights of any holder in any material respect.
The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture becomes effective, we are required to mail to the holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all the holders of the Notes, or any defect in the notice, will not impair or affect the validity of the amendment.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the Indenture by delivering to the registrar for cancellation all outstanding Notes or depositing with the Trustee or delivering to the holders, as applicable, after all outstanding Notes have become due and payable, or will become due and payable at their stated maturity within one year, cash sufficient to pay and discharge the entire indebtedness of all outstanding Notes and all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

Defeasance
We may terminate at any time all our obligations with respect to the Notes and the Indenture, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. We may also terminate at any time our obligations with respect to the Notes under the covenants described under “—Certain Covenants” and “—Reports,” and the operation of certain events of default, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
If we exercise our legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an event of default specified in clause (4), clause (5) (with respect to the covenants described under “—Certain Covenants” or “—Reports”) or clause (6).
The legal defeasance option or the covenant defeasance option with respect to the Notes may be exercised only if:
(1)
we irrevocably deposit in trust with the Trustee cash or U.S. Government obligations or a combination thereof sufficient, in the opinion of a firm of certified public accountants, for the payment of principal of and interest and Additional Amounts, if any, on the Notes to maturity,

(2)	such legal defeasance or covenant defeasance does not constitute a default under the Indenture or any other material agreement or instrument binding us,
(3)
no default or event of default has occurred and is continuing on the date of such deposit and, with respect to covenant defeasance only, at any time during the period ending on the 123rd day after the date of such deposit (other than, if applicable, a default or event of default with respect to the Notes resulting from the borrowing of funds to be applied to such deposits),

(4)	in the case of the legal defeasance option, we deliver to the Trustee an opinion of counsel stating that:
(a)	we have received from the IRS a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or
(b)
since the date of the Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(5)
in the case of the covenant defeasance option, we deliver to the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred,

(6)
we deliver to the Trustee an opinion of counsel to the effect that, after the 123rd day after the date of deposit, all money and U.S. Government obligations (or other property as may be provided pursuant to the terms of the Indenture) (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any U.S. Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith, and

(7)
we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

Transfer and Exchange
We will maintain an office in New York City where the Notes may be presented for registration of transfer or exchange. This office will initially be an office or agency of the Trustee. No service charge will be imposed by us, the Trustee or the registrar for any registration of transfer or exchange of Notes, but any tax or similar governmental charge required by law or permitted by the Indenture because a holder requests any Notes to be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any Note surrendered for purchase except for any portion of that Note not being purchased.
We reserve the right to:
•	vary or terminate the appointment of the security registrar or paying agent; or
•	approve any change in the office through which any security registrar acts.
Payment and Paying Agents
Payments in respect of the principal and interest on global notes registered in the name of DTC or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the Indenture. In the case of certificated Notes, payments will be made in U.S. dollars at the office of the Trustee or, at our option, by check mailed to the holder’s registered address (or, if requested by a holder of more than $1,000,000 principal amount of Notes, by wire transfer to the account designated by such holder). We will make any required interest payments to the person in whose name each Note is registered at the close of business on the record date for the interest payment.
Initially, the Trustee will be designated as our paying agent for payments on the Notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent shall pay to us upon written request any money held by them for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders of Notes entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Purchase and Cancellation
The registrar and paying agent (if other than the Trustee) will forward to the Trustee any Notes surrendered to them by holders of such Notes for transfer, exchange or payment. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee in the manner provided in the Indenture and may not be reissued or resold. No Notes shall be authenticated in exchange for any Notes cancelled, except as provided in the Indenture.
We or our affiliates may purchase Notes from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Notes that we or they purchase may, at our discretion, be held, resold or canceled. We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), purchase Notes in the open market or by tender offer at any price or by private agreement.
Reports
So long as any Notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and applicable to us and (ii) furnish to the Trustee and the holders of the Notes within 15 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any other rule or order enacted by the SEC from time to time), all financial information to the extent required of us to be contained in Form 20-F and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports will be required to be furnished to the Trustee. Documents filed by us with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee and the holders of the Notes as of the time such documents are filed via EDGAR, provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR.
Replacement of Notes
We will replace mutilated, destroyed, stolen or lost Notes at the expense of the holder of such Notes upon delivery to the Trustee of the mutilated Notes, or evidence of the loss, theft or destruction of the Notes satisfactory to us and the Trustee. In the case of a lost, stolen or destroyed Note, indemnity satisfactory to the Trustee and us may be required at the expense of the holder of such Note before a replacement Note will be issued.
Notices
Except as otherwise described herein, notice to registered holders of the Notes will be given to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the Trustee on our behalf (and we will make any notice we are required to give to holders of Notes available on our website).
Governing Law
The Indenture is and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee
The Trustee, in its individual and any other capacity, may make loans to, accept deposits from, and perform services for, us as if it were not the Trustee; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
The Indenture provides that in case an event of default shall occur and be continuing (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Deutsche Bank Trust Company Americas is the initial Trustee under the Indenture. Initially, the Trustee will also act as the paying agent, registrar and custodian for the Notes.
Book-entry System; Delivery and Form
Global Notes
We will issue the Notes in the form of one or more global notes in definitive, fully registered, book-entry form.
The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.
DTC, Clearstream and Euroclear
Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.
We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
We understand that:
•
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•
DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.
•
DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. (successor to the National Association of Securities Dealers, Inc.).

•
Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.
We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.
We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:
•
upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•
ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes represented by that global note for all purposes under the Indenture and under the Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the Indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or a global note.
Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the Notes.
Payments on the Notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the Notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.
Distributions on the Notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively referred to herein as the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Distributions on the Notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Clearance and Settlement Procedures
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.
Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Certificated Notes
We will issue certificated Notes to each person that DTC identifies as the beneficial owner of the Notes represented by a global note upon surrender by DTC of the global note if:
•
DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default under the Indenture has occurred and is continuing, and DTC requests the issuance of certificated Notes; or
•	we determine not to have the Notes represented by a global note.
Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the Trustee may conclusively rely on, and will be fully protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

DESCRIPTION OF OTHER INDEBTEDNESS
Our Other Indebtedness
The following is a table summarizing our indebtedness as of the dates set forth below:

In thousands of U.S. Dollars	Amount outstanding as of September 30, 2020	Amount outstanding as of January 8, 2021
KEXIM Credit Facility	41,722	15,931
ING Credit Facility	197,660	190,519
2018 NIBC Credit Facility	32,098	31,066
2017 Credit Facility	92,247	-
Credit Agricole Credit Facility	84,302	82,160
ABN AMRO / K-Sure Credit Facility	42,791	41,828
Citibank / K-Sure Credit Facility	88,922	86,818
ABN / SEB Credit Facility	99,513	97,856
Hamburg Commercial Credit Facility	41,138	40,315
Prudential Credit Facility	51,765	49,916
2019 DNB / GIEK Credit Facility	29,892	52,563
BNPP Sinosure Credit Facility	89,781	94,733
2020 $225 Million Credit Facility	142,365	208,890
Ocean Yield Lease Financing	141,322	138,507
BCFL Lease Financing (LR2s)	88,539	86,117
CSSC Lease Financing	216,234	134,308
CSSC Scrubber Lease Financing	8,363	4,443
BCFL Lease Financing (MRs)	80,871	77,898
2018 CMBFL Lease Financing	128,245	125,716
$116.0 Million Lease Financing	106,047	103,732
AVIC Lease Financing	118,464	119,732
China Huarong Lease Financing	113,625	110,250
$157.5 Million Lease Financing	127,336	123,800
COSCO Lease Financing	70,675	68,750
2020 CMB Lease Financing	45,383	44,573
$47.3 Million Lease Financing	-	47,250
SPDB Lease Financing	-	96,500
IFRS 16 - Leases - 7 Handymax	4,513	2,247
IFRS 16 - Leases - 3 MR	38,777	36,936
$670.0 Million Lease Financing	606,674	593,201
Unsecured Senior Notes Due 2025	28,100	28,100
Convertible Notes Due 2022	151,229	151,229
	3,108,593	3,085,884

As of January 8, 2021, we had approximately $3.1 billion of outstanding indebtedness, consisting of secured debt, lease financing arrangements, and unsecured debt. Our current debt arrangements are summarized below. For further information regarding our indebtedness, please see our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 31, 2020 and our Report on Form 6-K, furnished to the Commission on December 10, 2020, which contains our unaudited condensed consolidated financial statements and the notes thereto for the nine months ended September 30, 2020, each of which is incorporated by reference herein.

Secured Debt
Each of our secured credit facilities contains financial and restrictive covenants, which require us to, among other things, comply with certain financial tests; deliver quarterly and annual financial statements and annual projections; comply with restrictive covenants, including maintaining adequate insurances; comply with laws (including environmental laws and ERISA); and maintain flag and class of our vessels. Other such covenants may, among other things, restrict consolidations, mergers or sales of our assets; require us to obtain lender approval on changes in our vessel manager; limit our ability to place liens on our assets; limit our ability to incur additional indebtedness; prohibit us from paying dividends if there is a covenant breach under the loan or an event of default has occurred or would occur as a result of payment of such dividend; prohibit transactions with affiliates. Furthermore, our debt agreements contain customary events of default, including cross default provisions, as well as subjective acceleration clauses under which the debt could become due and payable in the event of a material adverse change in our business.
Our secured credit facilities may be secured by, among other things:
•	a first priority mortgage over the relevant collateralized vessels;
•	a first priority assignment of earnings, insurances and charters from the mortgaged vessels for the specific facility;
•	a pledge of earnings generated by the mortgaged vessels for the specific facility; and
•	a pledge of the equity interests of each vessel owning subsidiary under the specific facility.
Lease financing arrangements
For each of our lease financing arrangements, we have evaluated whether, in substance, these transactions are leases or merely a form of financing. As a result of this evaluation, we have concluded that each agreement is a form of financing on the basis that the terms and conditions are such that we never part with the risks and rewards incidental to ownership of each vessel for the remainder of its useful life and accordingly, the transfer of the asset does not meet the requirements for a transfer in IFRS 16. This conclusion was reached, in part, as a result of the existence within each agreement of either a purchase obligation or a purchase option that will almost certainly be exercised. Accordingly, the cash received in the transfer has been accounted for as a liability under IFRS 9, and each arrangement has been recorded at amortized cost using the effective interest method, with the corresponding vessels being recorded at cost, less accumulated depreciation, on our consolidated balance sheet.
The obligations under our lease financing arrangements are secured by, among other things, assignments of earnings and insurances and stock pledges and account charges in respect of the subject vessels. All of the financing arrangements contain customary events of default, including cross-default provisions as well as subjective acceleration clauses under which the lessor can cancel the lease in the event of a material adverse change in the Company’s business.
Unsecured debt
As of January 8, 2021, our unsecured debt consisted solely of our Convertible Notes due 2022 and the Initial Notes.

Recent Developments Regarding Our Indebtedness
In October 2020, we drew down $23.9 million from our 2020 $225.0 Million Credit Facility to refinance the existing debt on an LR2 product tanker, STI Nautilus, that was previously financed under our CSSC Lease Financing arrangement. We repaid the outstanding indebtedness of $27.8 million, inclusive of 2% prepayment fees, related to this vessel on our CSSC Lease Financing and CSSC Scrubber Lease Financing arrangements as part of this transaction.
In November 2020, we drew down $1.4 million from the upsized ABN AMRO / SEB Credit Facility to partially finance the purchase and installation of a scrubber on one of our vessels. This borrowing matures in March 2023, bears interest at LIBOR plus a margin of 2.60% per annum and is scheduled to be repaid in equal quarterly installments of approximately $0.1 million, with a balloon payment due at maturity.
In November 2020, we drew down an additional $47.9 million from our 2020 $225.0 Million Credit Facility to refinance the existing debt on two LR2 product tankers, STI Guard and STI Gallantry, that were previously financed under our CSSC Lease Financing arrangement. We repaid the outstanding indebtedness of $55.4 million, inclusive of 2% prepayment fees, related to these vessels on our CSSC Lease Financing and CSSC Scrubber Financing arrangements as part of this transaction.
In November 2020, we closed on the sale and leaseback of two vessels, STI Galata and STI La Boca, to an international financial institution ("2020 $47.3 Million Lease Financing") for aggregate proceeds of $47.3 million. We repaid the outstanding indebtedness of $29.3 million related to these vessels on our 2017 Credit Facility as part of this transaction.
Under our 2020 $47.3 Million Lease Financing arrangement, each vessel is subject to a seven year bareboat charter agreement. The lease financing bears interest at LIBOR plus a margin and is scheduled to be repaid in equal quarterly repayments of approximately $0.4 million per vessel. We have purchase options to re-acquire each of the subject vessels beginning on the third anniversary date from the delivery date of the respective vessel, with a purchase obligation upon the expiration of the lease.
In November 2020, we closed on the sale and leaseback of two vessels, STI Donald C Trauscht and STI Esles II, with SPDB Financial Leasing Co., Ltd (“SPDB FL”) for aggregate proceeds of $48.6 million. We repaid the outstanding indebtedness of $31.5 million related to these vessels on our 2017 Credit Facility as part of this transaction.
In December 2020, we closed on the sale and leaseback of two vessels, STI San Telmo and STI Jardins with SPDB FL for aggregate proceeds of $47.9 million (collectively, the "2020 SPDB FL Lease Financing”). We repaid the outstanding indebtedness of $31.4 million related to these vessels on our 2017 Credit Facility as part of this transaction.
Under the 2020 SPDB FL Lease Financing arrangements, STI Donald C Trauscht and STI San Telmo, are subject to seven year bareboat charter agreements and STI Esles II and STI Jardins are subject to eight year bareboat charter agreements. The lease financing bears interest at LIBOR plus a margin and is scheduled to be repaid in equal quarterly repayments of approximately $0.4 million per vessel. We have purchase options to re-acquire each of the subject vessels beginning on the third anniversary date from the delivery date of the respective vessel, with a purchase obligation upon the expiration of the lease.
In December 2020, we drew down $4.6 million from the upsized portion of the AVIC Lease Financing arrangement to partially finance the purchase and installation of scrubbers on three vessels, one MR and two LR2s, that are currently part of this arrangement. The upsized portion of the lease financing has a final maturity of three years after the first drawdown, bears interest at LIBOR plus a margin of 4.20% per annum and will be repaid in quarterly principal payments of approximately $0.4 million, in aggregate, for all three vessels.

In December 2020, we received a commitment from a European financial institution for a $21.0 million term loan facility. This loan facility is expected to be used to refinance the outstanding debt on an LR2 product tanker, STI Madison, that is currently financed under our KEXIM Credit Facility. The loan facility will have a final maturity of December 2022, bear interest at LIBOR plus a margin of 2.65% per annum, and is expected to be repaid in equal quarterly installments of approximately $0.6 million, with a balloon payment due upon maturity. The remaining terms and conditions, including financial covenants, are similar to those set forth in our existing credit facilities. The credit facility is subject to certain conditions precedent and the execution of definitive documentation.
In December 2020, we drew down $9.6 million from our BNPP Sinosure Credit Facility to partially finance the purchase of scrubbers on five vessels.  This borrowing is collateralized by a Handymax product tanker, STI Hackney, which was previously financed under our KEXIM Credit Facility. We repaid $9.9 million on our KEXIM Credit Facility as part of this transaction.
In December 2020, we drew down $23.7 million from our 2019 DNB / GIEK Credit Facility to refinance the existing indebtedness on an LR2 product tanker, STI Condotti, which was previously financed under our KEXIM Credit Facility.  We repaid $15.9 million on our KEXIM Credit Facility as part of this transaction.
In January 2021, we received a commitment to extend the availability period for future drawdowns on our BNPP Sinosure Credit Facility to June 15, 2022 from March 15, 2021.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material United States federal income tax considerations that may be relevant to prospective beneficial owners (referred to in this discussion as “holders”) of the Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, legislative history, judicial authority and administrative interpretations, as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities may cause the U.S. federal income tax considerations to vary substantially from those described below.
This discussion applies only to a holder of the Notes that acquires the Notes for cash pursuant to this offering at the applicable public offering price and who holds the Notes as a capital asset (generally, property held for investment) under the Code. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to certain holders in light of their particular circumstances, such as holders subject to special  tax rules (e.g., financial institutions, regulated investment companies, real estate investment trusts, insurance companies, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, or the “base erosion and anti-avoidance” tax, broker-dealers, tax-exempt organizations, persons required to recognize income for U.S. federal income tax purposes no later than when such income is reported on an “applicable financial statement” or former citizens or long-term residents of the United States), or holders that will hold the Notes as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, all of whom may be subject to U.S. federal income tax rules that differ significantly from those summarized below.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding the Notes should consult their own tax advisors to determine the appropriate tax treatment of the partnership’s ownership of the Notes.
No ruling has been requested from the Internal Revenue Service, or the IRS, regarding any matter affecting us, holders of the Notes, or our shareholders.
Except as otherwise noted, this discussion does not address any U.S. estate, gift or alternative minimum tax considerations or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. Holders are urged to consult their own tax advisors regarding the U.S. federal, state, local and other tax consequences of owning and disposing of the Notes.
U.S. Federal Income Taxation of U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes: (a) a U.S. citizen or U.S. resident alien; (b) a corporation, or other entity taxable as a corporation, that was created or organized under the laws of the United States, any state thereof, or the District of Columbia; (c) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (d) a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of the substantial decisions of the trust or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
Certain Additional Payments
There are circumstances in which we might be required to make payments on a Note that would increase the yield of the Note, as described under “Description of Notes—Additional Amounts,” Description of Notes Optional Redemption,” and “Description of Notes—Optional Redemption Upon Change of Control.” We intend to take the position that the possibility of such payments does not result in the Notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the IRS. If the IRS takes a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the Notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale, exchange, retirement or other taxable disposition of the Notes would be treated as ordinary income rather than as capital gain. You should consult your tax adviser regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.
Qualified Reopening
It is anticipated that the issuance of the Notes will be treated for U.S. federal income tax purposes as a ”qualified reopening” of the Initial Notes.  Debt instruments issued in a qualified reopening are deemed to be part of the same "issue" as the original debt instruments to which such reopening relates. Assuming the issuance of the Notes is so treated, the Notes would be treated as having the same issue date and the same issue price as the Initial Notes for U.S. federal income tax purposes.  Accordingly, the Notes would be considered to be issued at 100% of par (and thus not with original issue discount), even if the actual price paid by a U.S. Holder for a Note were to differ therefrom. See “Bond Premium” below for a discussion of the consequences to a U.S. Holder of paying a different price for its Notes. The remainder of this discussion assumes the issuance of the Notes is treated as a qualified reopening of the Initial Notes.

Interest on the Notes
Except as described below with respect to pre-issuance accrued interest, interest on the Notes will be taxable to a U.S. Holder as ordinary interest income at the time such U.S. Holder receives or accrues such amounts, in accordance with its regular method of accounting.
Interest paid on the Notes generally will be foreign source income and, depending on your circumstances, treated as either “passive” or, in the case of certain U.S. Holders, “general” category income for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.
If the Notes are issued between an interest payment date and the next record date that follows such interest payment date, a portion of the price paid for the Notes will be allocable to interest that accrued between such interest payment date and the date the Notes are issued (the “pre-issuance accrued interest”). We intend to take the position that the portion of the interest received on the first interest payment date following the issuance of the Notes that equals the pre-issuance accrued interest is treated as a return of the pre-issuance accrued interest and not as a payment of interest on the Note. Under that characterization, amounts treated as a return of pre-issuance accrued interest should not be taxable when received but should reduce the holder’s adjusted tax basis in the Note by a corresponding amount. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to pre-issuance accrued interest.
Bond Premium
If the amount paid for a Note by a U.S. Holder (excluding the portion of such amount that is treated as allocable to pre-issuance accrued interest) exceeds the stated principal amount of the Note, the U.S. Holder would be considered to have “amortizable bond premium” equal to such excess. In this case, the U.S. Holder could elect to amortize the premium using a constant yield method over the term of the Note and thereby offset each payment or accrual of interest by the portion of the bond premium allocable to the payment. If such an election is made, it generally will apply to all debt instruments held at the time of the election, as well as any debt instruments subsequently acquired. The election may not be revoked without the consent of the IRS. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the Notes by the amount of the premium so amortized. If an election to amortize bond premium is not made and the Notes are held to maturity, then, in general, the bond premium will decrease the gain or increase the loss such holder would otherwise recognize on the disposition of the Note. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to the rules relating to bond premium and the application of those rules to their particular circumstances.
Disposition  of Notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. Holder generally will recognize taxable capital gain or loss equal to the difference between the U.S. Holder’s adjusted tax basis in the Notes and the proceeds received on the sale, redemption, exchange, retirement or other taxable disposition (except to the extent such proceeds are attributable to accrued interest not previously included in income, which will be taxable as ordinary interest income). A U.S. Holder’s adjusted tax basis in a Note will generally equal the amount such U.S. Holder paid for the Note, reduced by the amount of interest payments received by the U.S. Holder that are treated as a return of pre-issuance accrued interest (as described above under “Interest on the Notes”), and by any previously amortized bond premium (as discussed above under “Bond Premium”), as applicable. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the Note disposed of is more than one year and generally will be treated as U.S. source gain or loss, as applicable, for U.S. foreign tax credit purposes.. Certain U.S. Holders, including individuals, may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting will apply to all payments of interest on, and the proceeds of the sale or other disposition (including a retirement or redemption) of, Notes held by a U.S. Holder unless the U.S. Holder is an exempt recipient, such as a corporation. Backup withholding may apply to these payments unless the U.S. Holder provides the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely provided to the IRS..
Medicare Tax
Certain U.S. Holders who are individuals, estates or trusts are subject to a 3.8% Medicare tax on certain net investment income, in excess of certain threshold amounts, including interest, and gain from the disposition of the Notes. Investors should consult their tax advisors regarding the effect, if any, of this tax on their ownership of the Notes.
U.S. Return Disclosure Requirements for Individual U.S. Holders
U.S. Holders who hold certain specified foreign financial assets, including financial instruments issued by a foreign corporation (such as the Notes) not held in an account maintained by a financial institution, with an aggregate value in excess of $50,000 on the last day of a taxable year, or $75,000 at any time during that taxable year, may be required to report such assets on IRS Form 8938 with their tax return for that taxable year. Substantial penalties apply for failure to properly complete and file Form 8938. Investors are encouraged to consult with their own tax advisors regarding the possible application of this disclosure requirement to their investment in the Notes.
U.S. Federal Income Taxation of Non-U.S. Holders
A beneficial owner of the Notes (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to herein as a “non-U.S. Holder.”
Interest on the Notes
Subject to the discussion of backup withholding below, a non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on interest (including Additional Amounts, if any) on the Notes unless the interest is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the non-U.S. Holder maintains in the United States) in which case the non-U.S. Holder generally will be subject to U.S. federal income tax on the interest in the same manner as if it were a U.S. Holder and, in the case of a non-U.S. Holder that is a corporation, may also be subject to the branch profits tax (currently imposed at a rate of 30% or a lower applicable treaty rate).

Disposition of Notes
Subject to the discussion of backup withholding below, a non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain resulting from the sale, redemption, exchange, retirement or other taxable disposition of a Note unless (i) the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the non-U.S. Holder maintains in the United States), in which case the non-U.S. Holder will generally be subject to U.S. federal income tax on such gain in the same manner as if such non-U.S. Holder were a U.S. person and, in addition, if the non-U.S. Holder is a foreign corporation, may also be subject to the branch profits tax described above, or (ii) the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case the non-U.S. Holder may be subject to tax at a 30% rate on gain resulting from the disposition of the Notes which may be offset by certain U.S.-source capital losses.
U.S. Estate Tax Considerations
For purposes of U.S. federal estate tax, the Notes will be treated as situated outside the United States and will not be includible in the gross estate of a non-U.S. Holder at the time of death.
Information Reporting and Backup Withholding
Information reporting and backup withholding generally will not apply to payments of interest on Notes held by a non-U.S. Holder if such interest is paid outside the United States by a non-U.S. payor or a non-U.S. middleman (within the meaning of U.S. Treasury Regulations) or the non-U.S. Holder properly certifies under penalties of perjury as to its non-U.S. status and certain other conditions are met or otherwise establishes an exemption.
Any payment received by a non-U.S. Holder from the sale, redemption or other taxable disposition of a Note to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the non-U.S. Holder properly certifies under penalties of perjury as to its non-U.S. status and certain other conditions are met, or otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds of the sale, redemption or other taxable disposition of a note effected outside the United States by a non-U.S. office of a broker. However, if the broker is considered a U.S. payor or U.S. middleman (within the meaning of U.S. Treasury Regulations), information reporting will apply to the payment of the proceeds of a sale, redemption or other taxable disposition of a note effected outside the United States unless the broker has documentary evidence in its records that the non-U.S. Holder is a non-U.S. Holder and certain other conditions are met. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against the non-U.S. Holder U.S. federal income tax liability, if any, and may entitle the non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

MARSHALL ISLANDS TAX CONSIDERATIONS
The following is a discussion of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.
Because we do not, and we do not expect that we will, conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon a return of capital, we make to you as a noteholder or shareholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of the Notes, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to the Notes.
Each prospective shareholder is urged to consult its tax counsel or other advisor with regard to the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of its investment in us. Further, it is the responsibility of each shareholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of it.

PLAN OF DISTRIBUTION
We have entered into a Note Distribution Agreement with B. Riley Securities, Inc. (the “Agent”) dated January 12, 2020 (the “Distribution Agreement”), under which we may offer and sell the Notes through or to the Agent, as agent and/or principal, pursuant to this prospectus supplement and the accompanying prospectus. Sales of the Notes, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions pursuant to Rule 415 under the Securities Act, including sales made directly on the NYSE or similar securities exchange at prices related to the prevailing market prices.
Each time we wish to sell Notes under the Distribution Agreement, we will notify the Agent of the amount of the Notes to be sold by it. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Notes up to the amount specified on such terms. We may instruct the Agent not to sell the Notes if the sales cannot be effected at or above the price designated by us in any instruction. We will instruct the Agent not to sell the Notes if the sales cannot be effected at or above prices that will allow the Notes to be treated as “fungible” with the Initial Notes for U.S. federal income tax purposes. We or the Agent may suspend the offering of Notes upon proper notice and subject to other conditions.
If any of the Notes are sold at prices above par, the effective yield on such Notes to the purchasers may be less than 7.00%. In addition, the Agent may, but has no obligations to, purchase the Notes on a principal basis pursuant to the Distribution Agreement based on terms agreed by the Agent and the Company.
We will pay the Agent commissions for its services in acting as agent in the sale of our Notes at a commission rate equal to 2.5% of the aggregate gross proceeds of the sales. Pursuant to the Distribution Agreement, we have also agreed to reimburse the Agent for its reasonable out-of-pocket expenses, including attorney’s fees in an amount not to exceed $75,000 and an additional $5,000 per Representation Date (as such term is defined in the Distribution Agreement), so long as the Distribution Agreement remains effective. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the Agent under the Distribution Agreement, will be approximately $100,000.
The Agent will provide written confirmation of a sale to us no later than the opening of the trading day on the NYSE immediately following each trading day on which the Notes are sold under the Distribution Agreement. Each confirmation will include the aggregate principal amount of Notes sold on the preceding day, the compensation payable by us to the Agent in connection with the sales and the net proceeds payable to us, with an itemization of the deductions made by the Agent from the gross proceeds that is receives from such sales.
Settlement for sales of the Notes will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the principal amount of Notes sold through the Agent under the Distribution Agreement and the net proceeds to us, if any.
In connection with the sale of the Notes on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.
The offering of the Notes pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of the dollar amount of Notes subject to the Distribution Agreement or (ii) the termination of the Distribution Agreement as permitted therein.

The Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses. The Agent previously acted as representative of the several underwriters in the public offering of the Initial Notes completed on May 29, 2020, for which the Agent and the other underwriters received customary compensation.
In the ordinary course of its various business activities, the Agent and certain of its affiliates actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or our affiliates. The Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

EXPENSES
The following are the estimated offering expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission Registration Fee	$8,183
Legal Fees and Expenses	$50,000
Accountants’ Fees and Expenses	$15,000
Trustee Fees and Expenses	$5,000
Miscellaneous Costs	$21,817
Total	$100,000

LEGAL MATTERS
The validity of the Notes and certain other matters relating to United States Federal income and Marshall Islands tax considerations and to Marshall Islands corporations law will be passed upon for us by Seward & Kissel LLP, New York, New York. The underwriters have been represented in connection with this offering by Hunton Andrews Kurth LLP, New York, New York and Houston, Texas.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are parts of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.
Further information about our company is available on our website at http://www.scorpiotankers.com. The information on our website does not constitute a part of this prospectus supplement or the accompanying base prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and certain future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•	The description of our 7.00% Fixed Rate Senior Unsecured Notes due 2025 contained in our Registration Statement on Form 8-A, filed with the Commission on June 2, 2020.
•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on December 10, 2020, containing our unaudited interim condensed consolidated financial statements and accompanying notes thereto for the nine months ended September 30, 2020;

•	Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on November 5, 2020, containing our financial results for the nine months ended September 30, 2020 and 2019.
•
Our Report of Foreign Private Issuer on Form 6-K, filed with the Commission on each of March 9, 2020, May 6, 2020, May 14, 2020, May 21, 2020, May 26, 2020, May 29, 2020, May 29, 2020, June 12, 2020, June 18, 2020, July 2, 2020, July 17, 2020, August 6, 2020, August 20, 2020, September 3, 2020, September 9, 2020, September 9, 2020 (except for the commentary of the Company’s chief executive officer contained in Exhibit 99.2 thereto), September 25, 2020, October 9, 2020, October 15, 2020, November 23, 2020, December 23, 2020 and December 29, 2020.

•
Our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 31, 2020, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until the completion of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying base prospectus.
We have authorized only the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and any underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying base prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference into this prospectus by writing or telephoning us at the following address:
MONACO	NEW YORK
9, Boulevard Charles III, Monaco 98000 Tel: +377-9798-5716	150 East 58th Street, New York, NY 10155 Tel: 1-212-542-1616

Prospectus

SCORPIO TANKERS INC.
Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we or any selling shareholder may periodically offer common shares, preferred shares, debt securities, warrants, purchase contracts, rights, and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities.  The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be set forth in an amendment to the registration statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus.
The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol "STNG," and our 6.75% Unsecured Senior Notes due 2020 are listed on the NYSE under the symbol "SBNA."
Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled "Cautionary Statement Regarding Forward-Looking Statements" and the section entitled "Risk Factors" of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The date of this prospectus is March 22, 2019.

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	1
RISK FACTORS	2
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	3
USE OF PROCEEDS	5
CAPITALIZATION	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF DEBT SECURITIES	10
DESCRIPTION OF WARRANTS	15
DESCRIPTION OF PURCHASE CONTRACTS	16
DESCRIPTION OF RIGHTS	17
DESCRIPTION OF UNITS	18
TAX CONSIDERATIONS	19
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	20
EXPENSES	21
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND ADDITIONAL INFORMATION	22

___________________________________________
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we or any selling shareholder may sell, from time to time, our common shares, preferred shares, debt securities, warrants, purchase contracts, rights, and units described in this prospectus, in one or more offerings. No limit exists on the aggregate amount of the securities we or any selling shareholder may sell pursuant to the registration statement of which this prospectus forms a part. This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts, prices and terms of the offered securities. We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading "Where You Can Find Additional Information."
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
Unless the context otherwise requires, when used in this prospectus, the terms "Scorpio Tankers," the "Company," "we," "our" and "us" refer to Scorpio Tankers Inc. and its subsidiaries. "Scorpio Tankers Inc." refers only to Scorpio Tankers Inc. and not its subsidiaries.
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to, and amounts are presented in, United States dollars.  We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.  We have a fiscal year end of December 31.
PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. It may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus and the information incorporated by reference herein, including the section entitled "Risk Factors."
Our Company
Scorpio Tankers Inc. was incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporations Act on July 1, 2009. We provide seaborne transportation of refined petroleum products worldwide. We began our operations in October 2009 with three vessel owning and operating subsidiary companies. In April 2010, we completed our initial public offering of common stock and commenced trading on the NYSE under the symbol "STNG." We have since expanded our fleet and as of the date of this prospectus, our fleet consists of 109 wholly owned or finance leased product tankers (consisting of 38 LR2, 12 LR1, 14 Handymax and 45 MR) with an average age of approximately 3.6 years, and 10 bareboat chartered-in product tankers that we operate (consisting of seven Handymax and three MR), which we refer to collectively as our Operating Fleet.
Corporate Structure
We were incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporation Act on July 1, 2009.  We currently maintain our principal executive offices at 9, Boulevard Charles III, Monaco 98000 and our telephone number at that location is +377-9798-5716. We also maintain an office in the United States at 150 East 58th Street, New York, New York 10155 and the telephone number at that location is 212-542-1616. We own or finance lease each of the vessels in our owned and financed leased fleet, and expect to own or finance lease each additional vessel that we acquire into our owned and finance leased fleet in the future, if any, through separate wholly-owned subsidiaries incorporated in the Republic of the Marshall Islands. The seven Handymax vessels in our bareboat chartered-in fleet are chartered-in to our wholly-owned subsidiary incorporated in the Republic of the Marshall Islands, STI Chartering and Trading Ltd.  The three MR vessels in our bareboat chartered-in fleet are chartered in through separate wholly-owned subsidiaries incorporated in the Republic of the Marshall Islands.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and in any prospectus supplement, including the risks described under the heading "Risk Factors" in our Annual Report on Form 20-F filed with the Commission on March 20, 2019, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information."
The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in that prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
This prospectus includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as "forward-looking statements." We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results or events. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. When used in this prospectus, the words "believe," "expect," "anticipate," "estimate," "intend," "seek," "plan," "potential," "continue," "contemplate," "possible,"  "target," "project," "likely," "may," "might," "would," "could" and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to important factors and matters discussed elsewhere in this prospectus and in the documents incorporated by reference herein, important factors that, in our view, could cause our actual results to differ materially from those discussed in the forward-looking statements include:

•	our future operating or financial results;
•	the strength of world economies and currencies;
•	fluctuations in interest rates and foreign exchange rates;
•	general market conditions, including the market for our vessels, fluctuations in spot and charter rates and vessel values;
•	availability of financing and refinancing;
•	our business strategy and other plans and objectives for growth and future operations;
•	our ability to successfully employ our vessels;
•	planned capital expenditures and availability of capital resources to fund capital expenditures;
•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
•	our ability to realize the expected benefits from acquisitions;
•	potential liability from pending or future litigation;
•	general domestic and international political conditions;
•	potential disruption of shipping routes due to accidents or political events;
•	vessel breakdowns and instances of off-hire;

•	competition within our industry;
•	the supply of and demand for vessels comparable to ours;
•	corruption, piracy, militant activities, political instability, terrorism, and ethnic unrest in locations where we may operate;
•	delays and cost overruns in construction projects;
•	our level of indebtedness;
•	our ability to obtain financing and to comply with the restrictive and other covenants in our financing arrangements;
•	our need for cash to meet our debt service obligations;
•	our levels of operating and maintenance costs, including bunker prices, drydocking and insurance costs;
•	our ability to successfully identify, consummate, integrate, and realize the expected benefits from acquisitions, including our acquisition of Navig8 Product Tankers Inc, or NPTI;
•	reputational risks;
•	availability of skilled workers and the related labor costs and related costs;
•	the MARPOL convention, Annex VI Prevention of Air Pollution from Ships which will reduce the maximum amount of sulfur that ships can emit into the air, which will be applicable as of January 1, 2020;
•	the International Convention for the Control and Management of Ships' Ballast Water and Sediments (BWM), which will be applicable as of September 2019;
•	compliance with governmental, tax, environmental and safety regulation;
•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;
•	general economic conditions and conditions in the oil and natural gas industry;
•	effects of new products and new technology in our industry;
•	the failure of counterparties to fully perform their contracts with us;
•	our dependence on key personnel;
•	adequacy of insurance coverage;
•	our ability to obtain indemnities from customers;
•	changes in laws, treaties or regulations applicable to us;
•	the volatility of the price of our common shares and our other securities and other factors that may affect our future results; and
•	these factors and other risk factors described in this prospectus and other reports that we furnish or file with the Commission.
These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of their dates. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks and uncertainties, please see the section of this prospectus entitled "Risk Factors."

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement.  We will not receive any proceeds from sales of our securities by any of the selling shareholders.

CAPITALIZATION
Each prospectus supplement will include information about our capitalization.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute our securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or the selling shareholders may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the selling shareholders may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into options or other types of transactions that require us or them to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, any selling shareholder or borrowed from us or any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling shareholders that participate with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market.  The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the selling shareholders' securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear the costs relating to the securities offered and sold by us under this Registration Statement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report on Form 20-F, filed with the Commission on March 20, 2019, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto.  Please see the section of this prospectus entitled "Where You Can Find Additional Information."
Authorized Capital Stock
Under our amended and restated articles of incorporation, as amended by (i) the Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Registrar of Corporations on June 23, 2014, and (ii) the Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, filed with the Registrar of Corporations on June 1, 2018, and (iii) the Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the Registrar of Corporations on January 17, 2019, our authorized capital stock consists of 150,000,000 common shares, par value $0.01 per share, of which 51,396,970 shares are currently issued and outstanding (which excludes 6,349,324 shares held as treasury shares), and 25,000,000 preferred shares, par value $0.01 per share, of which no shares are issued and outstanding.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares, which we may issue in the future.
Description of Preferred Shares
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and the voting rights, if any, of the holders of the series.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on the NYSE under the symbol "STNG."

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the Commission under the Exchange Act as "subsequent filings."  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States, the equivalent price in the currency of the United States for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; or
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without their consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in applicable subsequent filings with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.

TAX CONSIDERATIONS
United States Federal Income Tax Considerations
Our Annual Report on Form 20-F filed with the Commission on March 20, 2019, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our common shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES
We are a Marshall Islands company, and our principal executive offices are located outside the United States in Monaco, although we also have an office in New York. Some of our directors, officers and the experts named in this Registration Statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
$(1)
Commission Registration Fee	$	*
Printing and Engraving Expenses	$	*
Legal Fees and Expenses	$	*
Accountants' Fees and Expenses	$	*
NYSE Supplemental Listing Fee	$	*
FINRA Fee		$225,500
Blue Sky Fees and Expenses	$	*
Transfer Agent's Fees and Expenses	$	*
Miscellaneous Costs	$	*
Total	$	*

(1)
The Registrant is registering an indeterminate amount of securities under the registration statement in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to report on Form 6-K that is incorporated by reference into this Registration Statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting), incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The sections included in the Company's Annual Report on Form 20-F for the year ended December 31, 2018 which have been attributed to Drewry Shipping Consultants Ltd., including the section entitled "The International Oil Tanker Shipping Industry," have been reviewed by Drewry Shipping Consultants Ltd., which has confirmed to us that such sections accurately describe the international tanker market, subject to the availability and reliability of the data supporting the statistical information presented.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  These materials are available from the Commission's website http://www.sec.gov.  The Commission's website contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.  Further information about our company is available on our website at http://www.scorpiotankers.com.  The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•
Our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 20, 2019, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
The description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on March 26, 2010, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we will file with the Commission and certain current reports on Form 6-K that we will furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not, and any underwriters have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following addresses:
Monaco	New York
9, Boulevard Charles III Monaco 98000	150 East 58th Street New York, New York 10155, USA
Tel: +377-9798-5716	Tel: +1 212 542 1616

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

 $75,000,000
7.00% Fixed Rate Senior Unsecured Notes due 2025

Scorpio Tankers Inc.

PROSPECTUS SUPPLEMENT

B. Riley Securities

January 12, 2021